UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Merit Medical Systems, Inc.
(Name of Registrant as Specified In Its Charter)
__________________________________________________________________________________________________________________________________________________________________________
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 24, 2017
MERIT MEDICAL SYSTEMS, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of Merit Medical Systems, Inc. (the “Company”), which will be held on Wednesday, May 24, 2017, at 3:00 p.m., at the Company’s corporate offices at 1600 West Merit Parkway, South Jordan, Utah, 84095 (the “Annual Meeting”), for the following purposes:

(1)	To elect three directors of the Company, to serve until the Annual Meeting of the Company’s Shareholders in 2020 and until their respective successors have been duly elected and qualified;

(2)	To conduct an advisory vote on a non-binding resolution to approve the compensation of the Company’s named executive officers;

(3)
To conduct an advisory vote on a non-binding resolution to determine whether, during the next six years, the Company’s shareholders will be asked to approve the compensation of the Company’s named executive officers every one, two or three years;

(4)	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017;

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 28, 2017 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

In order to attend the Annual Meeting, holders of record of the Company’s common stock must provide proof of identification; individuals who own shares of the Company’s common stock in “street name” must provide proof of ownership and identification.

IMPORTANT

Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. Please either sign and return the accompanying card in the postage-paid envelope or instruct us via the Internet as to how you would like your shares voted. This will ensure representation of your shares at the Annual Meeting if you are unable to attend. Instructions on how to vote your shares via the Internet are on the proxy card or voting instruction card.

By Order of the Board of Directors,

Bernard J. Birkett
April 11, 2017	Chief Financial Officer and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2017:

You are receiving this communication because you hold shares in the Company. This Proxy Statement and the accompanying annual report to shareholders are available online at: www.proxyvote.com. You may also request a paper copy of these materials, as discussed below.

Among other things, this Proxy Statement contains information regarding:

▪	Date, time and location of the Annual Meeting;

▪	Matters being submitted to the shareholders; and

▪	Information concerning voting in person at the Annual Meeting.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

--- BEFORE YOU VOTE ---
HOW TO ACCESS THE PROXY MATERIALS

Proxy Materials Available to View or Receive:

1.	Annual Report

2.	Notice & Proxy Statement

How to View Online:

Have the 12-digit control number printed on the ballot enclosed with this proxy statement and visit www.proxyvote.com.

How to Request and Receive a Paper or E-Mail Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1.	BY INTERNET: www.proxyvote.com

2.	BY TELEPHONE: 1-800-579-1639

3.	BY E-MAIL: sendmaterial@proxyvote.com

    If requesting material by e-mail, please send a blank e-mail with the 12-digit control number printed on the ballot enclosed with this proxy statement in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2017 to facilitate timely delivery.

Method for Electronic Viewing and Printing of the Proxy Materials:

The record date for the Annual Meeting is March 28, 2017. Shareholders of record on the record date will be entitled to notice and to vote, in person or by proxy, at the Annual Meeting and any adjournments or postponements thereof.

The U.S. Securities and Exchange Commission rules allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and the Company’s 2016 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company’s proxy materials, including this Proxy Statement, the 2016 Annual Report to

Shareholders and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. The Company believes this process will allow it to provide its shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

All shareholders may choose to access the Company’s proxy materials on the website (www.proxyvote.com) or may request to receive a printed set of the Company’s proxy materials. This proxy statement contains information regarding the proposals to be considered at the Annual Meeting, and shareholders are encouraged to read it in its entirety.

METHODS OF VOTING

The method of voting by proxy differs for shares registered directly in a shareholder’s name, considered the shareholder of record, and shares held in “street name,” which means shares held of record by a trustee or in an account at a brokerage firm, bank, dealer, or other similar organization. If the shareholder holds shares as a record holder, the shareholder may either vote the shares by proxy on www.proxyvote.com, by means of the telephone or by mail by requesting a printed copy of this Proxy Statement and then voting by telephone or mail, or by attending the Annual Meeting and voting in person. If a shareholder requests a printed copy of this Proxy Statement, a proxy card (the “Proxy”) will also be mailed to the shareholder. If a shareholder votes his, her or its proxy by telephone, the Internet or by returning the Proxy to the Company before the Annual Meeting, the individuals designated in the Proxy will vote as the Proxy directs. If a shareholder votes by telephone or over the Internet, the shareholder does not need to return the Proxy. Telephone and Internet voting facilities for shareholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 23, 2017.

If a shareholder holds shares of the Company’s common stock in “street name,” the shareholder must either instruct his, her or its broker or nominee as to how to vote such shares or obtain a proxy card, executed by the broker or nominee, to be able to vote at the Annual Meeting.

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Voting by Mail. If a shareholder chooses to vote by mail, simply mark the enclosed Proxy and complete, sign, date and mail it in the postage-paid envelope provided. The Proxy must be completed, signed and dated by the shareholder or the shareholder’s authorized representative.

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Voting by Telephone. Shareholders of record can vote by phone by following the instructions on the Proxy or by calling toll-free at 1-800-690-6903. Voice prompts will instruct shareholders to vote their shares and confirm that their vote has been properly recorded. If the shares are registered in street name, shareholders can vote by telephone when they receive their materials by mail using the toll-free phone number located on the Proxy. A large number of banks and brokerage firms are participating in the Broadridge Investor Communications Solutions, Inc. (“Broadridge”) online program. This program provides eligible shareholders the opportunity to vote via the internet or by telephone. If a shareholder’s bank or brokerage firm is participating in Broadridge’s program, the voting form will provide instructions.

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Voting over the Internet. Registered shareholders can vote on the Internet by accessing the Internet at www.proxyvote.com. As with telephone voting, shareholders can confirm that their votes have been properly recorded.

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Voting in Person at the Annual Meeting. If a shareholder plans to attend the Annual Meeting and vote in person, the Company will provide a ballot at the Annual Meeting. Shareholders of record have the right to vote in person at the Annual Meeting. If a shareholder holds shares in street name and the shareholder wishes to vote at the Annual Meeting, the shareholder will need to bring to the Annual Meeting a legal proxy from the broker or other nominee authorizing the shareholder to vote those shares.

The Company provides Internet proxy voting to allow shareholders to vote their shares online, with procedures designed to ensure the authenticity and correctness of proxy vote instructions. However, please be aware that shareholders must bear any costs associated with their Internet access, such as usage charges from Internet access providers and telephone companies.

If a shareholder receives multiple Notices, the shareholder’s shares are registered in more than one name or are registered in different accounts. Shareholders should follow the voting instructions on each Notice to ensure that all of their shares are voted.

MERIT MEDICAL SYSTEMS, INC.
1600 West Merit Parkway
South Jordan, Utah 84095
___________________________

PROXY STATEMENT
___________________________

Annual Meeting of Shareholders

May 24, 2017
___________________________

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of Merit Medical Systems, Inc., a Utah corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies from holders of outstanding shares of the Company’s common stock, no par value (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 24, 2017, at 3:00 p.m., at the Company’s corporate offices at 1600 West Merit Parkway, South Jordan, Utah 84095 and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed or made available to shareholders of the Company on or about April 11, 2017.

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials, as well as the expense of making this Proxy Statement and accompanying materials available on the Internet (although shareholders must bear any costs associated with their Internet access). In addition to the solicitation of proxies by use of the mail and the Internet, the directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies personally or by telephone, electronic mail or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by those persons, and the Company will reimburse those brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

The Board has fixed the close of business on March 28, 2017 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were issued and outstanding 49,856,158 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

Shares of Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies. If no instructions are indicated, those shares will be voted FOR the election of each of the three director nominees identified in this Proxy Statement; FOR the non-binding resolution to approve the compensation of the Company’s named executive officers; FOR one-year intervals with respect to the non-binding resolution to recommend the frequency of future non-binding votes of the Company’s shareholders regarding the compensation of the Company’s named executive officers; FOR the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and, in the discretion of the proxy holder, as to any other matters that may properly come before the Annual Meeting. The Company is not currently aware of any other matters to be presented at the Annual Meeting.

A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date by mail, by voting via the Internet, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting. In order to revoke a proxy executed with respect to shares held in street name, the shareholder must contact the appropriate broker or nominee.

Shares of Common Stock that are held in “street name,” which means shares of Common Stock held of record by a trustee or in an account at a brokerage firm, bank, dealer, or other similar organization (collectively, “brokerage firms”), may be voted, even if the beneficial holder does not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable securities rules to cast votes on certain “routine” matters, even if they do not receive instructions from their customers. The ratification of the Company’s independent registered accounting firm is considered the only routine matter for which brokerage firms may vote un-instructed shares. The election of directors, the advisory vote to approve named executive officer compensation, and the advisory vote to determine the frequency of shareholder advisory votes on executive compensation during the next six years are not considered routine matters under current securities rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” As all of the proposals described in this Proxy Statement, other than the proposal to ratify the Company’s independent registered accounting firm, are considered to be non-routine matters, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Vote Required

A majority of the issued and outstanding shares of Common Stock entitled to vote, properly represented in person or by proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as “represented” for the purpose of determining the presence or absence of a quorum. Under the Utah Revised Business Corporation Act, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal.

Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record on the Record Date. In the election of directors, shareholders will not be allowed to cumulate their votes. The three director-nominees who receive a majority of the votes cast with respect to his or her election will be elected as directors of the Company. The advisory votes on executive compensation and the frequency of future shareholder advisory votes on executive compensation are non-binding; however, the Company will record the number of votes cast in favor of and against each proposal and will report the voting results at the Annual Meeting. The proposal to ratify the appointment of Deloitte to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017 requires that the votes cast in favor of the applicable proposal must exceed the votes cast against the proposal. Abstentions and broker non-votes will not affect the outcome of the election of directors, the advisory vote with respect to executive compensation, or the advisory vote with respect to frequency of shareholder advisory votes on executive compensation during the next six years. Similarly, abstentions will not affect the outcome of the proposal to ratify the appointment of the Company’s independent registered public accounting firm.

Any other matter presented for approval by the shareholders at the Annual Meeting will generally be approved if the number of votes cast in favor of a matter exceeds the number of votes cast in opposition. With respect to any such matter, abstentions and broker non-votes are not likely to affect the outcome of a vote on such matter.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, three directors of the Company are to be elected to serve until the annual meeting of the Company’s shareholders in 2020 and until their successors are duly elected and qualified. If any of the nominees becomes unavailable to serve, which is not now anticipated, the proxies solicited by this Proxy Statement will be voted for other persons as may be designated by the Board. The three director-nominees who receive a majority of the votes cast with respect to his or her election at the Annual Meeting will be elected as directors of the Company.

Classification of Board of Directors

The Company’s Articles of Incorporation, as amended, provide for the classification of the Board, also known as a “staggered board.” The directors of the Company are divided into three classes, with the directors in each class serving a three-year term. The classes are staggered, with the terms of one-third of the directors, as near as possible, expiring at each annual shareholders meeting. Based upon the existing classification of the Board and the provisions of the Company’s Second Amended and Restated Bylaws which provide that any director of the Company who is appointed by the Board by reason of an increase in the number of directors may only serve a term of office until the next election of directors by the Company’s shareholders, the terms of Kent W. Stanger, Nolan E. Karras and David M. Liu, M.D. are scheduled to expire in connection with the Annual Meeting.

Nominees for Election as Directors

The Board and its Nominating and Corporate Governance Committee (the “Nominating Committee”) believe that each of the following nominees possesses the experience and qualifications that directors of the Company should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led the Board and the Nominating Committee to conclude that he or she should be nominated to serve as a director of the Company, in light of the Company’s business and structure, are set forth below:

Kent W. Stanger, 62, is currently engaged in real estate development and private investment management. From 1987 until November 2015, Mr. Stanger served as the Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Stanger has served as director of the Company since 1987. Prior to joining the Company, Mr. Stanger was the controller for Utah Medical Products, Inc., a medical device manufacturer, from 1985 to August 1987. Prior to 1985, he was the corporate controller for Laser Corporation, American Laser and Modulaire Industries, Inc., and was a practicing certified public accountant from 1979 through 1982 with Hansen, Barnett and Maxwell, a Utah accounting firm. Mr. Stanger received a bachelor’s degree in accounting from Weber State University in 1978. Mr. Stanger serves as a member of the board of directors and executive committee of the Utah Taxpayers Association. Mr. Stanger was a founder of the Company and, through more than 25 years of service as the principal financial manager of the Company, developed a broad understanding of the Company’s business and operations, as well as the industry and markets in which the Company competes. The Board values Mr. Stanger’s accounting and financial management skills, and benefits greatly from his extensive knowledge of the Company’s history, achievements and strategic objectives.

Nolan E. Karras, 72, has been a director of the Company since November 2011. Mr. Karras has been engaged as the Chairman and Chief Executive Officer of The Karras Company, Inc., an investment advisory firm, since 1997 and is a certified public accountant. In 2015, Mr. Karras was appointed the Chairman of the Utah Governor's Education Excellence Commission. In 2013, Mr. Karras was appointed a member of the Board of Trustees of Weber State University where he serves as the chair of the Audit Committee. From 2009 to 2014, Mr. Karras served as a member of the Community Board of Directors of the University of Utah Hospitals and Clinics where he served as the Chairman of the Finance Committee. Mr. Karras also serves as a member of the board of directors of Western Hay Company, Inc., an agricultural products company located in Ogden, Utah, where he also served as chief executive officer from 1995 to 2012. Mr. Karras previously served from 1996 to 2009 on the board of directors of Beneficial Life Insurance Company, a privately-held life insurance company headquartered in Salt Lake City, Utah, where he was chair of the finance committee and a member of the executive committee. In 2013, Mr. Karras completed a 12-year term as a member of the Utah State Board of Regents, where he served as board chairman from 2002 to 2006. Mr. Karras previously served as a director and member of the audit and compensation committees of the boards of directors of PacifiCorp, a public utility operating in the northwestern United States, and Scottish Power, a multinational energy company. Mr. Karras has held several positions in public service, including service in the Utah House of Representatives for ten years where he served as Speaker of the House and House Majority Leader. Mr. Karras received a bachelor’s degree from Weber State University and a master’s degree in business administration from the University of Utah. Mr. Karras’ experience and skills qualify him to work constructively with the Company’s management and directors, especially in connection with the Company’s pursuit of growth and expansion opportunities. The Board believes Mr. Karras’ financial acumen and experience in corporate governance are valuable to its deliberations and strategic planning and in his service as Chairman of the Audit Committee. Mr. Karras also has a keen awareness of the social, political and economic environment in which the Company operates. Mr. Karras is an independent director.

David M. Liu, M.D., 43, has been a director of the Company since July 2016. Dr. Liu is an Interventional Radiologist with the current appointment of Clinical Associate Professor of Radiology at the University of British Columbia, a position he has held since 2008. Dr. Liu is board certified in both the U.S. and Canada and practices at the Vancouver General Hospital, University of British Columbia Hospital and the BC Cancer Agency with a cross appointment in the department of Surgery. Since 2012, Dr. Liu has also served as the Medical Director at Eva Vein Care, a team of physicians specializing in diagnostic assessment, endovascular therapy and interventional radiology. Dr. Liu received his medical degree from the University of Toronto and completed his radiology residency at University of British Columbia and his interventional radiology fellowship at Northwestern Memorial Hospital, practicing in both the U.S. and Canada. In addition to bench side and clinical research in the fields of novel embolic platforms, ablative technologies and cancer-related thromboembolic disease, Dr. Liu maintains an interventional oncology practice incorporating multiple aspects of embolization, ablation, venous access, and palliative therapy in organ systems. Dr. Liu is the co-founder and co-chair of the international liver cancer symposium, SHOW, has been credited with 7 book chapters, over 60 publications, and 100 invited lectures around the world and is fluent in Mandarin. Dr. Liu is an active member of the interventional radiology community and inducted Fellow of the Society of Interventional Radiology and has served as an advisor on multiple global advisory boards and technology development committees for various scientific and commercial organizations. The Board believes Dr. Liu’s extensive industry experience, scientific credentials and active clinical practice provide him with vital insights into the trends, risks and opportunities in many of the Company's core interests. Dr. Liu also contributes valuable clinical and industry perspective to the Board’s analysis of prospective acquisitions, product development and other strategic decisions.

The Board recommends that shareholders vote FOR each of the foregoing nominees to serve as a director of the Company.

Directors Whose Terms of Office Continue

The experience and qualifications of each continuing director of the Company, including information regarding the specific experience, qualifications, attributes and skills that led the Board and the Nominating Committee to conclude that he or she should serve as a director of the Company, in light of the Company’s business and structure, are set forth below:

A. Scott Anderson, 70, has been a director of the Company since November 2011. Mr. Anderson is the President and Chief Executive Officer of Zions First National Bank, a commercial bank based in the intermountain United States. Mr. Anderson also serves on the Board of Directors of Intermountain Healthcare, an integrated healthcare system located in Utah and Idaho. From 2003 to 2008, Mr. Anderson served as a Director of the Federal Reserve Bank of San Francisco (Salt Lake City Branch). He received a bachelor’s degree in philosophy and economics from Columbia University and a master’s degree in economics and international studies from Johns Hopkins University. Mr. Anderson contributes to the Board’s deliberations more than 40 years of experience in the banking and financial services industries, and serves as the president of one of the largest financial institutions in the intermountain United States. The Board believes Mr. Anderson provides tremendous insight regarding national and international financial and credit markets, as well as lending practices, which are extremely valuable as the Company continues to implement its growth strategy. Mr. Anderson also contributes extensive business and corporate governance experience to the strategic planning and operational discussions of the Board. Mr. Anderson is an independent director. His term as a director expires in 2018.

Richard W. Edelman, 76, has been a director of the Company since 1988, and has served as the Lead Independent Director of the Board since 2014. Mr. Edelman has been principally engaged in the management of private investments since February 2013. From April 2011 through February 2013, Mr. Edelman was engaged as an independent representative of SWS Financial Services, Inc., a registered investment advisor and registered broker-dealer. From 2000 through April of 2011, Mr. Edelman was a Managing Director and Senior Vice President of SMH Capital Inc., an investment banking firm (“SMH”). From 2000 to 2006, he was the Managing Director and Manager of SMH's Dallas branch. From 1998 to 2000, he was a Senior Vice President and Branch Manager of Southwest Securities, Inc., a stock brokerage firm headquartered in Dallas, Texas. From 1996 to 1998, he was a Vice President of Rodman & Renshaw, Inc., a stock brokerage firm. From 1987 to 1996, he was employed by Southwest Securities, Inc. as a Senior Vice President and securities analyst. Prior to joining Southwest Securities, Inc., Mr. Edelman was a securities analyst and Vice President for Schneider, Bernet and Hickman, a Dallas, Texas securities firm. Mr. Edelman obtained a master’s degree in business administration from Columbia University in 1966. Mr. Edelman serves as a director, in part, because of the depth of his financial training, experience and his analytical acumen. Mr. Edelman possesses a keen ability to review and understand financial information, both with respect to the Company and with respect to potential business partners and acquisition candidates. His financial training and experience have been extremely valuable to the Board in his service on the Audit Committee and his qualification as an audit committee financial expert. As the Lead Independent Director, Mr. Edelman has demonstrated his ability to ask difficult questions and encourage the Company's implementation of strong financial practices. His term as a director expires in 2019.

Fred P. Lampropoulos, 67, has been Chairman of the Board, Chief Executive Officer and President of the Company since its formation in July 1987. From 1983 to June 1987, Mr. Lampropoulos was Chairman of the Board and President of Utah Medical Products, Inc., a medical device manufacturer. He holds more than 200 domestic and international patents and pending applications on diagnostic and therapeutic devices. He serves on several community and advisory boards and has been the recipient of numerous awards, including the 2003 Utah Governor’s Medal for Science and Technology. The Board believes the Company benefits immensely from Mr. Lampropoulos’ experience as founder, Chief Executive Officer and President of the Company. He plays a critical role in communicating the expectations, advice, concerns and encouragement of the Board to the Company’s employees. Mr. Lampropoulos has a deep knowledge and understanding of the Company, as well as the industry and markets in which the Company’s products compete. Mr. Lampropoulos also performs a critical function as the Chairman of the Board, providing decisive leadership and direction to the activities and deliberations of the Board. The Board also believes Mr. Lampropoulos’ leadership, drive and determination are significant factors in the Company’s growth and development, and continue to be tremendous assets to the Company and its shareholders. Mr. Lampropoulos’ term as a director expires in 2018.

Franklin J. Miller, M.D., 76, has been a director of the Company since 2005, and served as a consultant to the Company, assisting in product testing and development, from 1997 through March 2005. Dr. Miller retired as a Professor of Radiology and Surgery from the University of Utah, Department of Radiology, in 2005, where he was the Director of Interventional Radiology from 1976 through 2001. In January 2002, Dr. Miller was appointed as Clinical Professor of Radiology at the University of California, San Diego, where he began the Hereditary Hemorrhagic Telangiectasia Clinic, one of only eight such clinics in the United States. He retired from the University of California in 2011. He was designated Emeritus Professor of the University of Utah in 2010. Dr. Miller has served on advisory boards to several medical device companies and has been on the editorial and review boards for numerous medical journals. He is a graduate of Temple University Medical School, and served his resident and fellowship physician training at Johns Hopkins Hospital. Dr. Miller contributes a valuable set of skills, training and experience to the Board’s deliberations. During his service as a director, Dr. Miller has provided critical advice regarding the Company’s product development strategy, and plays a significant role in the Company’s evaluation of acquisition and other growth opportunities. Based, in part, on his extensive medical training and his experience with various medical devices, Dr. Miller provides the Board valuable insight regarding the needs and preferences of the medical professionals who use and purchase the Company’s products. Dr. Miller is an independent director. His term as a director expires in 2018.

F. Ann Millner, Ed.D., 65, has been a director of the Company since July 2015. Since 2013, Dr. Millner has served as Regents Professor in Health Administrative Services at Weber State University. Dr. Millner also serves as a member of the Utah State Senate, where she chairs the Senate Education Committee and serves on the Economic Development and Workforce Services and Higher Education Appropriations and Public Education Appropriations Subcommittees. Dr. Millner serves on the Utah Governor's Task Force on Educational Excellence. Dr. Millner serves on the Board of Directors and executive committee of Intermountain Healthcare, an integrated healthcare system located in Utah and Idaho. From 2002 to 2012, Dr. Millner served as the President of Weber State University and was the first woman president of a state university in Utah's history. From 1993 to 2002, Dr. Millner served as the Vice President of University Relations at Weber State University. From 1985 to 1993, Dr. Millner served as an Associate Dean of Continuing Education and the Assistant Vice President of Community Partnerships at Weber State University. Dr. Millner received a doctorate degree in education administration from Brigham Young University and a master's degree in allied health education and management from Southwest Texas State University. Additionally, she completed a post-baccalaureate program in medical technology at Vanderbilt University and received a bachelor's degree in education from the University of Tennessee. The Board believes Dr. Millner's qualifications to serve as a director of the Company include her executive leadership skills and her experience in the areas of operations and financial management, and business strategy. Dr. Millner is an independent director. Her term as a director expires in 2019.

Michael E. Stillabower, M.D., 73, has been a director of the Company since 1996. Dr. Stillabower has been a physician in private practice in Wilmington, Delaware since 1980. In 1999, Dr. Stillabower was appointed Director, Cardiovascular Clinical Trials, of Christiana Care Health Systems. From 1988 to 1999, he was Chief of Cardiology at the Medical Center of Delaware, where he had held a number of appointments, including Director, Coronary Care Unit, from 1984 to 1988. In May 1995, he was appointed Clinical Associate Professor of Medicine, Jefferson Medical College in Philadelphia, Pennsylvania, where he obtained his M.D. degree in 1976. He is an elected Fellow of the American College of Cardiology and a member of other professional associations and is actively engaged in cardiology research, instruction and publication of related papers and abstracts. Dr. Stillabower's service reflects the Board’s recognition of his expertise in the medical profession, his valuable role in developing and evaluating existing and proposed Company products and his understanding of the medical community and the markets for the Company's products. Dr. Stillabower contributes more than 30 years of specialized training and experience in cardiology and related fields to the Board, and has actively participated in the development and commercialization of many of the Company's products. He has used the Company's products in cardiac procedures, and provides valuable insights from a practitioner's viewpoint. Dr. Stillabower is an independent director. His term as a director expires in 2019.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines (the "Governance Guidelines") on February 12, 2015 and amended the Governance Guidelines on May 26, 2016 to require each director to submit a letter of resignation upon reaching 75 years of age, which resignation will become effective at the next succeeding annual meeting of shareholders and will be accepted by the Board absent a determination by the Nominating Committee or the entire Board to nominate the director for an additional term. The Governance Guidelines can be accessed at the Company’s website, www.merit.com. The Governance Guidelines set forth the responsibilities of the Company's directors. The basic responsibility of the Company’s directors is to act in good faith and with due care so as to exercise their business judgment on an informed basis in what they reasonably and honestly believe to be in the best interests of the Company and its shareholders. The business affairs of the Company are managed subject to the oversight of the Board, which represents and is accountable to the shareholders of the Company. The Board reviews and assesses the Company's strategic, competitive and financial performance. The Chairman of the Board provides leadership to the Board and works with it to define its structure, agenda and activities in order to fulfill its responsibilities. The Chairman works with senior management to help ensure that matters for which management is responsible are appropriately reported to the Board. The Lead Independent Director serves as liaison between the Chairman and the independent directors.

Committees of the Board

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Company believes each of the directors serving on the Audit, Compensation, and Nominating and Corporate Governance Committees is an “independent director” for purposes of the Marketplace Rules of The Nasdaq Global Select Market, on which the Common Stock is currently quoted, and that each of the directors serving on the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and a “non-employee director” for purposes of Rule 16b.3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During the year ended December 31, 2016, the Board held 16 meetings. No director attended fewer than 75% of the total number of meetings of the Board and of any committee on which he or she served.

Audit Committee. The Audit Committee meets to review and discuss the Company’s accounting practices and procedures and quarterly and annual financial statements with the Company’s management and independent public accountants. The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and reporting practices. The Audit Committee’s primary duties include reviewing the scope and adequacy of the Company’s internal accounting and financial controls; reviewing the independence of the Company’s independent registered public accounting firm; approving the scope and results of the audit activities of the Company’s independent registered public accounting firm; approving the fees of the Company’s independent registered public accounting firm; approving any non-audit related services rendered by the Company’s independent registered public accounting firm; reviewing the Company’s compliance and enterprise risk management programs; reviewing the objectivity and effectiveness of the Company’s internal audit function; reviewing and monitoring calls received through the Company’s whistleblower hotline and reviewing the Company’s financial reporting activities and the accounting standards and principles followed. Deloitte currently serves as the Company’s independent registered public accounting firm.

The current members of the Audit Committee are Nolan E. Karras (Chair), Richard W. Edelman and Franklin J. Miller. The Board has determined that Mr. Edelman and Mr. Karras are audit committee financial experts, as defined in Item 407(d) of Regulation S-K under the Exchange Act. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s Internet website, www.merit.com. The Audit Committee met six times during 2016.

Compensation Committee. The Compensation Committee is responsible for overseeing, reviewing and approving executive compensation and benefit programs of the Company. The current members of the Compensation Committee are A. Scott Anderson (Chair), Franklin J. Miller M.D. and Michael E. Stillabower M.D.

The Board has adopted a written Compensation Committee Charter, a copy of which is available on the Company’s Internet website, www.merit.com. Additional information regarding the functions, procedures and authority of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page ten below. The Compensation Committee Report appears on page 17 below. The Compensation Committee met once during 2016; however, the members of the Compensation Committee met informally and discussed compensation issues affecting the Company and its employees at other times throughout the year as well.

     Nominating Committee. The Nominating Committee is responsible for nomination of the Company’s directors and oversight of the Company’s corporate governance activities. The Nominating Committee selects, evaluates and recommends to the full Board qualified candidates for election to the Board. The members of the Nominating Committee are F. Ann Millner, Ed.D. (Chair), A. Scott Anderson and Michael E. Stillabower, M.D. The Nominating Committee met twice during 2016. The Board has adopted a written charter for the Nominating Committee, a copy of which is available on the Company’s Internet website, www.merit.com.

Nomination Process

The policy of the Nominating Committee is to consider properly-submitted shareholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below. Any shareholder wishing to recommend a candidate for consideration by the Nominating Committee should submit a recommendation in writing indicating the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as a director. This information should be addressed to Brian G. Lloyd, Chief Legal Officer and Corporate Secretary of the Company, at 1600 West Merit Parkway, South Jordan, Utah 84095.

The Nominating Committee reviews the skills and characteristics required of directors in the context of the current composition of the Board. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating Committee’s perceptions about future issues and needs. Among the factors the Nominating Committee typically considers are a candidate’s independence, skills, integrity, diversity, policy-making experience, ability to work constructively with the Company’s management and directors, capacity to evaluate strategy and reach sound conclusions, availability of time and awareness of the social, political and economic environment.

The Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through various means, including recommendations from current directors, shareholders or other individuals. Candidates are evaluated by the Nominating Committee, and may be considered at any point during the year. All director-nominee recommendations which are properly submitted to the Nominating Committee are considered by the Nominating Committee prior to the issuance of the proxy statement for the next annual meeting of shareholders. Any materials provided to the Company by a shareholder in connection with the recommendation of a director candidate are forwarded to the Nominating Committee, which considers the recommended candidate in light of the director qualifications discussed above. To date, the Nominating Committee has not engaged a professional search firm to assist in identifying candidates for service on the Board.

Board Diversity

In identifying nominees, the Nominating Committee does not have a formal policy regarding the consideration of gender, race, sexual preference, religion and other traits typically associated with the term “diversity.” As described in “Nomination Process” above, however, the Nominating Committee considers it important that the Board be composed of directors with a diverse range of experience, areas of expertise and skills.

Board Leadership Structure and Role in Risk Oversight

Mr. Fred P. Lampropoulos currently serves as the Chairman of the Board and Chief Executive Officer of the Company. The Board and the Nominating Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company. Given Mr. Lampropoulos’ vast experience since founding the Company in 1987, his involvement as an inventor and holder of more than 200 patents and pending applications on diagnostic and therapeutic devices, the respect which he has earned from the Company’s employees, business partners and shareholders, and his proven leadership skills, the Board believes the best interests of the Company’s shareholders are met by Mr. Lampropoulos’ continued service in both capacities. The Board believes Mr. Lampropoulos’ fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for the Company’s employees and other stakeholders.

Given the outstanding experience and qualifications the Company’s independent directors contribute to the deliberations and activities of the Board, the Company has implemented a number of practices designed to encourage effective corporate governance. These practices include:

•	the requirement that at least a majority of the Company’s directors meet the standards of independence applicable to the Company;

•
the selection of a Lead Independent Director, who is empowered to schedule and conduct meetings of the independent directors, communicate with the Chairman of the Board, disseminate information to the Board and raise issues with management on behalf of the independent directors when appropriate;

•
regular executive sessions of the Board and its committees, which are typically held in conjunction with each regularly scheduled Board and committee meeting and include individual sessions with representatives of the Company’s independent registered public accounting firm, internal auditors and legal counsel;

•	implementation of shareholder voting procedures requiring a majority of the Company's directors to elect directors of the Company.

The Board is involved in assessing and managing risks that could affect the Company. One of the roles of the Board is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Company’s business, and the implementation by management of appropriate systems to deal with such risks. The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors.

When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the applicable standing committee(s) of the Board. The Audit Committee is generally responsible for oversight of risks such as those relating to the quality and integrity of the Company’s financial reports, the independence and qualifications of the Company’s independent registered public accounting firm, the Company’s compliance with disclosure and financial reporting requirements and overall enterprise risk management. The Nominating Committee is generally responsible for oversight of risks addressed through the identification and recommendation of individuals qualified to become directors of the Company, director and management succession planning and development and implementation of corporate governance principles. The Compensation Committee is generally responsible for oversight of risks such as those relating to executive employment policies and the Company’s compensation and benefits systems. These committees exercise their oversight responsibilities through reports from and meetings with officers of the Company responsible for each of these risk areas, including the Company’s Chief Legal Officer, Chief Compliance Officer, and Internal Auditor. In such meetings, committee members discuss and analyze such risks, and, when necessary, consult with outside advisors.

Executive Sessions of Independent Directors

The Company’s independent directors meet in executive session regularly, generally quarterly. The independent directors of the Company have selected Mr. Edelman to serve as the Lead Independent Director who presides at all executive sessions.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to the Company’s directors and employees, including the Company's principal executive officer, principal financial officer and principal accounting officer, and is supplemented by additional provisions applicable to the Company’s Chief Executive Officer and the Company’s senior financial and accounting officers. The Code of Conduct is posted on the Company’s Internet website, www.merit.com. All directors, officers and employees of the Company are required to act ethically at all times and in accordance with the principles and policies set forth in the Code of Conduct.

Among other principles and policies, the Code of Conduct sets forth the Company’s position that a conflict of interest exists when a person’s private interest interferes in any way with the interests of the Company. The Code of Conduct recognizes that a conflict of interest occurs when the Company enters into a transaction in which an employee, officer, or director, or someone related to or affiliated with an employee, officer, or director, has a significant personal interest. The Code of Conduct also recognizes that a conflict of interest arises when an employee, officer or director of the Company receives an improper benefit as a result of the person’s position with the Company, and prohibits any form of loan or credit to directors or officers of the Company or their family members.

The Code of Conduct obligates employees, officers and directors to promptly disclose conflicts of interest to a supervisor, management, or the Board. Any directors who have a conflicting interest in a potential conflicting interest transaction may not participate in the review of that transaction by the Board. Any waiver of the Code of Conduct may be made only by the Board and is required to be promptly disclosed as required by law or the regulations of any exchange on which the Company’s securities are traded, including the Nasdaq Global Select Market.

Whistleblower Hotline

As contemplated by the Code of Conduct, the Company has established a whistleblower hotline that enables Company employees, vendors, customers, and shareholders, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Code of Conduct. The Company’s whistleblower hotline may be accessed by telephone at (877) 874-8416 or online at www.merit.alertline.com. The Audit Committee regularly reviews all complaints received by the Company through its whistleblower hotline.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than ten percent of the Common Stock to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in beneficial ownership of the Common Stock and other securities that are derivative of the Common Stock. Executive officers, directors and ten percent or greater shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of those forms and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) reports required to be filed by the Company’s officers and directors during the year ended December 31, 2016 were filed timely.

Shareholder Communication with the Board of Directors

The Board will receive communications from Company shareholders. All communications, except those related to shareholder proposals that are discussed below under the heading “Proposals of Shareholders to be Presented at Next Annual Meeting,” must be sent to the Company's Corporate Secretary at the Company’s executive offices at 1600 West Merit Parkway, South Jordan, Utah 84095. Communications submitted to the Board (other than communications received through the Company’s whistleblower hotline, which are reviewed and addressed by the Audit Committee) are reported to the other directors of the Company at the next regular meeting of the Board. All directors of the Company are strongly encouraged to attend the Company’s annual meetings of shareholders. All of the Company’s directors were present at the 2016 Annual Meeting of the Company’s Shareholders.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2016, the members of the Compensation Committee were A. Scott Anderson (Chair), Franklin J. Miller, and Michael E. Stillabower. No member of the Compensation Committee is currently, or has formerly been, an officer or employee of the Company or any of its subsidiaries. The Company had no relationship during 2016 requiring disclosure under Item 404 of Regulation S-K with respect to any of the persons who served on the Compensation Committee during 2016.

EXECUTIVE OFFICERS

In addition to Mr. Lampropoulos whose biography is included previously in this Proxy Statement as a director of the Company, certain information is furnished with respect to the following executive officers of the Company:

Bernard J. Birkett, 48, has served as the Chief Financial Officer and Treasurer of the Company since November 2015. Mr. Birkett joined the Company in 1997 and previously served as the Company’s Controller responsible for Europe, the Middle East and Africa (“EMEA”) from 2000 until 2010 and as the Company’s Vice President of International Finance from 2010 until January 2015. Mr. Birkett served as Executive Vice President Finance of the Company from January 2015 until November 2015 pursuant to an expatriate assignment arrangement between the Company and Merit Medical Ireland, Ltd. (“Merit Ireland”) (Mr. Birkett’s direct employer and a wholly-owned subsidiary of the Company) under which Mr. Birkett lived in the United States but remained employed by Merit Ireland. Mr. Birkett is a certified accountant with a business degree from the National University of Ireland Galway and a master’s degree in banking and finance from the University College Dublin’s Michael Smurfit Graduate Business School. He has also completed a program in strategic leadership at Stanford’s Graduate School of Business.

Joseph C. Wright, 47, has served as the President of the Company’s International Division since July 2015. Mr. Wright joined the Company in 2005 as Vice President, International, responsible for sales in Canada, Asia Pacific, and Latin America. In 2006 Mr. Wright took on the additional responsibility as the Company’s Vice President of Marketing and was promoted to President, Merit Technology Group, overseeing Merit OEM, Merit Sensor Systems, Inc., and the Company's coating division in 2007. Mr.

Wright manages Merit’s businesses in all global markets outside the U.S., Europe, Middle East and Africa. Mr. Wright oversaw the commencement of the Company's operations in China and Hong Kong. Previously, Mr. Wright held sales, marketing and business development positions with several companies, including Motorola and Micron. Mr. Wright speaks Japanese and received a bachelor's degree and master’s degree in business administration from Columbia University. Mr. Wright is the brother-in-law of Fred P. Lampropoulos, the Chairman of the Board, Chief Executive Officer and President of the Company.

Justin J. Lampropoulos, 34, has served as the Company’s Executive Vice President of Sales, Marketing & Strategy since May 2015. He began his career in medical device technology as a member of the Company’s sales organization in 2004. Most recently, he spent five years, from 2010 until 2015, leading the Company’s EMEA business unit from Maastricht, The Netherlands before returning to the Company’s headquarters to lead the Company’s commercial organization in addition to global marketing and strategy. Mr. Lampropoulos completed postgraduate studies at Oxford University’s Saïd Business School in Oxford, England in strategic management and is an alumnus of Harvard Business School. Mr. Lampropoulos is the son of Fred P. Lampropoulos, the Chairman of the Board, Chief Executive Officer and President of the Company.
Ronald A. Frost, 55, joined the Company in 1991 and has served as the Company’s Chief Operating Officer since January 2014. Prior to his appointment as Chief Operating Officer, Mr. Frost served as the Company’s Vice President of Materials and Operations from December 2007 until December 2013. He also worked for the Company in other positions, including as a Quality Engineer, a Manufacturing Engineer, Custom Kits Manager, Customer Service Manager, Production Planning and Warehouse Manager, General Manager of the Company’s Richmond, Virginia operations and Vice President of Technology Transfer. Mr. Frost earned an associate degree in applied science from Weber State University in 1991.
Brian G. Lloyd, 56, was appointed as the Chief Legal Officer and Corporate Secretary of the Company in April 2016. Prior to joining the Company, Mr. Lloyd practiced as an attorney, specializing in corporate governance, securities regulation and mergers and acquisitions, with the law firm of Parr Brown Gee & Loveless in Salt Lake City, Utah for more than 20 years. He also practiced law in those areas of specialization as a partner with the law firm of Stoel Rives, LLP for four years. Mr. Lloyd received a juris doctorate degree from Columbia Law School and a bachelor’s degree in finance from Brigham Young University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to explain the Company’s philosophy and objectives underlying its compensation policies, the processes the Company follows in setting compensation, and the components of compensation that the Company utilizes in compensating its named executive officers (“NEOs”) listed in the Summary Compensation Table located on page 18 of this Proxy Statement. The Summary Compensation Table, as well as other compensation tables beginning on page 18, should be read in conjunction with this discussion.

Executive Summary

The Company has delivered year-over-year revenue growth and maintained profitability since 1990. The Compensation Committee believes there are multiple factors that have contributed to the Company’s strong record of financial and operating performance, but two of the key factors have been the Company’s outstanding employees and the leadership provided by the Company’s executive officers. Accordingly, the Compensation Committee seeks to implement and advance an executive compensation program that recognizes Company performance and individual contribution, while encouraging long-term motivation and retention. The Compensation Committee believes the Company’s executive compensation program has been instrumental in helping the Company sustain its strong financial performance over many years.

Under the oversight of the Compensation Committee, the Company’s compensation philosophy is to offer compensation programs to the NEOs that align the interests of management and shareholders for the purpose of maximizing shareholder value, while considering the interests of other significant stakeholders such as employees, customers, business partners and the communities in which the Company operates. Among other objectives, those programs are designed to:

•	Focus executives on achieving or exceeding measurable performance targets;

•	Influence executives to lead Company employees in the implementation of cost saving plans;

•	Continue the Company’s entrepreneurial spirit;

•	Attract and retain highly-qualified and motivated executives; and

•	Promote the Company’s guiding principles of maintaining a highly ethical environment, as well as health and safety standards.

The Company’s executive compensation programs specific to the NEOs are overseen by the Compensation Committee. In pursuit of the Company’s compensation philosophy and objectives, the Compensation Committee believes that the compensation packages provided to the NEOs should generally include both cash and equity-based compensation, generally in the form of stock options. Base pay and benefits are set at levels considered necessary to attract and retain qualified and effective executives. Variable incentive pay is used to align the compensation of the NEOs with the Company’s short-term business and performance objectives, such as income and overall financial performance. Equity awards have historically been used to retain key employees and to motivate executives to create long-term shareholder value.

Process for Establishing Compensation

Procedure. The Compensation Committee has oversight responsibility for establishing the Company’s compensation practices for the Chief Executive Officer of the Company (the “CEO”) and the other NEOs. Performance reviews of the CEO are conducted by the Compensation Committee based on the Company’s performance during a given year, compared with the Company’s performance objectives, as well as other factors intended to maximize short-term and long-term shareholder value. Performance reviews of other NEOs are based on the CEO’s evaluation of individual and Company performance for that year, with the objective of maximizing shareholder value. With respect to the compensation levels for the other NEOs, the Compensation Committee considers input and recommendations from the CEO. The CEO makes recommendations concerning salary adjustments, cash bonus programs and equity awards for the other NEOs, and the Compensation Committee considers those recommendations in determining the compensation of the other NEOs.

Role of Consultants. In prior years, the Compensation Committee has engaged Pearl Meyer & Partners (“Pearl Meyer”) an independent compensation consulting firm, to review the Company’s executive officer and director compensation practices and advise the Compensation Committee with respect to those compensation practices, including salary, bonus, benefits and equity awards for the Company’s executive officers and retainers, meeting fees and equity awards for the Company’s directors, based on practices of peer group companies. The Compensation Committee has evaluated Pearl Meyer’s reports and, as they considered appropriate to achieve the best interests of the Company and its shareholders, implemented some of Pearl Meyer’s recommendations. The Compensation Committee did not engage Pearl Meyer during 2016; however, at the Compensation Committee’s direction, an internal review of Company executive compensation was performed by management of the Company during 2016 and reviewed by the Compensation Committee. That internal review, which included a survey of executive compensation practices reported by 17 publicly-traded medical device manufacturers, yielded no significant concerns at the Compensation Committee level regarding the Company’s executive compensation practices.

Evaluation. In evaluating compensation of the NEOs for the year ended December 31, 2016, the Compensation Committee considered, among other factors, the Company’s performance and relative shareholder return for the year ended December 31, 2016, as compared to the Company’s performance targets for the year ended December 31, 2016, and other factors considered relevant by the Compensation Committee. Notwithstanding the Compensation Committee’s use of the information supplied by Pearl Meyer and obtained from the Company’s survey of executive compensation practices of other publicly-traded medical device manufacturers, the decisions of the Compensation Committee with regard to the NEOs for 2016 were based principally on objective and subjective evaluations of the individual NEOs.

Other Considerations. The Compensation Committee also relied on its experience and judgment in making executive compensation decisions after reviewing the performance of the Company on a quarterly and annual basis, and evaluating the NEOs’ individual performance and responsibilities with the Company, as well as current compensation arrangements. The compensation program for the NEOs and the Compensation Committee assessment process have been designed to be flexible in an effort to respond to the evolving business environment and individual circumstances relative to Company and individual performance, shareholder value, as well as internal equity for compensation levels among the Company’s executives.

The Company’s executive compensation program is divided into two general categories; fixed pay and variable pay. Fixed pay consists of base salary and is intended to provide each NEO with a level of assured cash compensation appropriate for his or her position within the Company. Variable pay includes annual cash bonus awards and equity-based awards in the form of stock options, each as explained in more detail below. The Compensation Committee believes that a portion of total compensation to the NEOs should be both at-risk and tied to the Company’s achievement of its performance goals.

Generally, at the beginning of each year, the CEO identifies performance goals which are intended to align the efforts of the Company’s executive officers, including the NEOs, with the Company’s achievement of its strategic business plan to maximize shareholder value. The CEO then reviews those performance goals with the Compensation Committee. Those goals then become targets for the variable annual performance bonus component of the Company’s executive compensation program. Because the performance goals are generally established at the beginning of each year and market conditions fluctuate throughout the year, the performance goals may not correspond to subsequent annual earnings estimates released by the Company.

Pay Mix

The allocation between cash and non-cash NEO compensation is influenced by the practices of subjective and objective analysis conducted by the Compensation Committee, and is intended to reflect the Compensation Committee’s determination of the appropriate compensation mix among base pay, annual cash incentives and long-term equity incentives. Actual cash and equity-based incentive awards are determined based on the performance of the Company or the individual NEO, depending on the position of the NEO, the type of award and the Company’s performance, compared to established goals. For the year ended December 31, 2016, the elements of the compensation mix for the NEOs included:

•Base salary, which is designed to attract and retain executives over time;

•Annual performance bonus compensation, which is designed to focus on business objectives established by the Compensation Committee for a particular year;

•Long-term equity-based incentive compensation in the form of stock option awards;

•Broad-based employee retirement, welfare and fringe benefits programs, and other personal benefits; and

•Executive deferred compensation.

Fixed Compensation

Base Salary

The Compensation Committee does not use a specific formula for evaluating individual performance of the NEOs. The performance of the NEOs other than the CEO is assessed by the Compensation Committee taking into account the CEO's input regarding each NEO’s contributions to the Company’s performance for the applicable year. The CEO’s performance is assessed by the Compensation Committee in formal and informal meetings with the CEO, as well as executive sessions conducted by the Compensation Committee. The criteria used in setting the base salary for each NEO, including the CEO, vary depending on the NEO’s function, but generally include the Compensation Committee’s assessment of the NEO’s:

•Advancement of the Company’s interests with shareholders and customers and in other strategic business relationships;

•Achievement of the Company’s financial results;

•Leadership inside and outside the Company;

•Contribution to the Company’s product quality and development; and

•Advancement in skills and responsibility.

Given the subjective nature of the criteria identified above, the Compensation Committee has not attempted to develop numeric measurements in determining base salaries for the NEOs. Instead, the Compensation Committee establishes base salaries at levels commensurate with the Compensation Committee’s evaluation of each NEO’s contribution to the Company’s business success. Among the factors the Compensation Committee considered when establishing NEO base salaries for the year ended December 31, 2016 were: (a) for Mr. Fred Lampropoulos, the Company’s 2016 financial performance, successful completion of acquisition transactions and integration of the acquired enterprises and products; cost savings, shareholder relations, strategic business development, product development, inventions and patent prosecution, international expansion, subsidiary development, risk management, manufacturing capacity planning and strategy, management development and oversight, and shareholder value; (b) for Mr. Birkett, the Company’s 2016 financial results, increased responsibility for the financial affairs of a larger and more complex organization, shareholder relations, oversight of the Company’s cash flow and budgeting practices, and accounting for and financing of acquisitions; (c) for Mr. Wright, responsibility for management of the Company’s international division, oversight of the Company’s international growth and sales, identifying potential markets for expansion and growth, research and analysis, development of the Company’s international sales strategy, and budget management (d) for Mr. Justin Lampropoulos, management of the Company's marketing department, development and coordination of new product launches, market research and analysis, implementation of sales strategies and performance goals, and budget management; and (e) for Mr. Frost, conducting the Company’s worldwide operations within the budget established by the Board, contributing to the integration of enterprises and products acquired by the Company and efforts to achieve cost savings in the Company’s operations.

Based on the Compensation Committee’s evaluation, the Compensation Committee approved the NEO base salaries for the year ended December 31, 2016 which are reflected in the Summary Compensation Table set forth on page 18. The Compensation Committee reviewed the performance of the Company and the NEOs, which included the criteria described above, and established the following annual base salary amounts for the NEOs for the year ended December 31, 2016: Fred P. Lampropoulos, $1,360,000; Bernard J. Birkett, $500,000; Justin J. Lampropoulos, $500,000; Joseph C. Wright, $450,000; and Ronald A. Frost, $400,000.

Broad-Based Benefits Programs

The Company offers multiple broad-based benefits programs to its employees, including the NEOs. Those programs include benefits such as health, dental, vision, disability and life insurance, health savings accounts, health care reimbursement accounts, employee stock purchase plan, paid vacation time and discretionary Company contributions to a 401(k) profit sharing plan. Benefits are provided to the Company’s executives in accordance with practices the Compensation Committee believes are consistent with industry standards. The Compensation Committee believes such benefits are a necessary element of compensation in attracting and retaining employees. In addition, the NEOs receive limited perquisites in an attempt to achieve a competitive pay package as detailed in the Summary Compensation Table.

Deferred Compensation Plan

The Company provides a non-qualified deferred compensation plan for the benefit of certain of its highly-compensated management employees, including the NEOs. Under the non-qualified deferred compensation plan, eligible executives may elect in advance of each calendar year to defer up to 100% of their cash salary and bonus compensation earned with respect to such year. Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable NEO, which account is deemed invested in and earns a rate of return based upon certain notational and self-directed investment options offered under the plan. In its discretion, the Company may elect to credit each eligible participant’s account under the deferred compensation plan with an employer matching contribution; however, the Company has never made such a matching contribution. Participant account balances under the deferred compensation plan are fully-vested and will be paid by the Company to each participant upon retirement or separation from employment, or on other specified dates, in a lump sum or in installments according to a schedule elected in advance by the participant.

The Company and its subsidiaries do not maintain any other executive pension or retirement plans for the NEOs.

Variable Compensation

In general, the Company’s variable compensation programs are designed to align the interests of the Company’s executive officers, including the NEOs, with the Company’s operating and financial results.

Annual Performance Cash Bonuses

It is the Company’s general practice to provide NEOs with the opportunity to earn annual performance bonus compensation under a program that recognizes attainment of key Company objectives. The objectives that underlie the Company’s annual incentive compensation programs are established annually by the Compensation Committee based upon recommendations made by the CEO, and may vary between years and between NEOs, but generally include objectives that reward attainment of targeted sales, earnings, gross margins and cost savings. In setting the performance bonus amounts that an NEO is eligible to earn for achieving specified objectives, the Compensation Committee and the CEO consider bonus and total cash compensation levels for each NEO. Bonus opportunities for achieving objectives are generally established for each NEO based on job scope and contribution; however, the Compensation Committee retains the discretion to positively or negatively adjust performance bonus amounts based on factors that are not included in the pre-determined Company objectives. Executives also have the opportunity to earn additional discretionary bonuses for extraordinary performance, as determined by the Compensation Committee. Each NEO’s targeted level of annual performance bonus for the fiscal year ended December 31, 2016 is shown in the Grants of Plan-Based Awards for 2016 Table on page 19 below under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

The decision as to whether to provide an annual performance bonus program to any NEO for any year, the type and funding of any program offered, and the objectives that underlie any program, are subject to the discretion of the Compensation

Committee based on the recommendation of the CEO and industry-specific conditions existing during the applicable year. The Compensation Committee may also exercise positive or negative discretion based on its assessment of the individual NEO’s contribution and accountability for the objectives that are the subject of the bonus recommendations from the CEO and any other factors the Compensation Committee considers relevant.

For 2016, the Compensation Committee, after considering the CEO’s recommendations, set Company performance criteria and bonus amounts for the NEOs. The Compensation Committee established incentive cash bonus objectives for the NEOs, other than Messrs. Wright and Justin Lampropoulos, in the following categories: sales, gross margins (calculated on a GAAP and non-GAAP basis) and earnings per share (calculated on a GAAP and non-GAAP basis). With respect to Mr. Wright, the Compensation Committee approved performance bonus objectives based on revenue targets for the Company’s international operations for which Mr. Wright has supervisory responsibility. With respect to Mr. Justin Lampropoulos, the Compensation Committee approved performance bonus objectives based on the Company’s financial performance and sales and marketing targets, including controllable cost objectives, established for the divisions over which Mr. Lampropoulos has supervisory responsibility. The Compensation Committee believes that the 2016 annual cash bonus objectives provided meaningful motivation to the NEOs and were instrumental in influencing Company performance during 2016.

The specific 2016 goals established by the Compensation Committee for the NEOs (other than Mr. Wright and Mr. Justin Lampropoulos) in the performance bonus categories, together with the level of the Company’s actual 2016 performance in those categories, are set forth in the following table.

Performance Bonus Category	2016 Goals	2016 Results

Sales	$603.5 - 613.5 million	$603.8 million
Gross Margins GAAP	44.5 - 45.5%	43.9%
Gross Margins Non-GAAP (1)	46.5 - 47.5%	46.9%
GAAP Earnings Per Share	$0.74 - $0.80	$0.45
Non-GAAP Earnings Per Share (2)	$0.97 - $1.03	$1.01
_________________________

(1)	Non-GAAP Gross Margin is calculated by adjusting gross profit by amounts recorded for amortization of intangible assets, inventory mark-up and severance expense related to acquisitions.

(2)
Non-GAAP Earnings Per Share equals GAAP net income excluding intangible amortization expense, acquisition related costs, intangible asset impairment charges, contingent consideration benefits, certain legal expenses, and severance costs. All excluded items are tax affected and total Non-GAAP net income is divided by the weighted average diluted shares outstanding.

The Compensation Committee’s evaluation of the Company’s achievement of the performance bonus goals shown above indicated that the Company achieved the goals established for sales, non-GAAP gross margins and non-GAAP earnings per share. The Company did not achieve the goals for GAAP gross margins and GAAP earnings per share. The Compensation Committee noted that the principal factor which resulted in the Company’s failure to achieve the goals for GAAP gross margins and GAAP earnings per share was the expense incurred by the Company in connection with the completion of multiple acquisition transactions during 2016 and the integration of the acquired enterprises and products, including the Company’s acquisition of the HeROGraft® product from Cryolife, Inc. and the Company’s acquisition of DFine, Inc. The Compensation Committee recognized that those acquisition transactions were approved by the Board, and reflected the Board’s belief that the transactions would increase shareholder value in the long term, but would result in significant unbudgeted expenses in the short term. Based upon its assessment of the Board’s objective of increasing shareholder value, the Compensation Committee determined not to award performance bonuses to the NEOs for 2016, other than to Mr. Wright, whose performance bonus goals were achieved. The Compensation Committee reached its determination based on its understanding of the Board’s objective of maximizing shareholder value; however, that determination was not intended to be a reflection of the performance (or lack thereof) by the NEOs.

Discretionary Bonuses

In addition to the cash bonus opportunities under the performance bonus program described above, the Compensation Committee with the input of the CEO may choose to reward extraordinary performance and achievements by awarding discretionary bonuses to the NEOs and other executives from time to time that are not part of the annual incentive plan or any other plan. With respect to the NEOs, no such discretionary bonuses awarded based on exceptional performance rather than pre-determined performance criteria were earned for 2016, except that the Compensation Committee did award to Mr. Birkett a discretionary bonus in the amount of $50,000 for the fiscal year ended December 31, 2016, in recognition of his outstanding effort in managing the transition of the Company’s financial management and accounting functions. The discretionary bonus earned by Mr. Birkett for the fiscal year ended December 31, 2016 is reported under the heading “Bonus” in column (d) of the Summary Compensation Table that appears on page 18 below. There is no expectation that all (or any) NEOs will receive discretionary performance bonuses in any particular year, and the criteria for such bonuses are not established in advance.

Long-Term Incentive Compensation

Historically, long-term equity awards, in the form of stock options, have been granted at the Compensation Committee’s discretion to the NEOs annually in an effort to provide long-term performance-based compensation, to encourage the NEOs to continue their engagement with the Company throughout the vesting periods, and to align management and shareholder interests. In making awards under the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (the "2006 Incentive Plan") the Compensation Committee considers grant size, the appropriate combination of equity-based awards, the impact of the grant on the Company’s financial performance, as determined in accordance with the requirements of the Financial Accounting Standards Board ASC Topic 718 (“ASC Topic 718”), and the corresponding compensation value used by the Company in determining the amount of the awards (which may vary from the ASC Topic 718 expense). Generally, the amount of long-term equity awards granted to the NEOs has been based upon the Compensation Committee’s assessment of each NEO’s expected future contributions to the Company and other factors. The amount or existence of those awards may also be influenced by external factors such as general economic or industry-specific conditions. The Company generally grants long-term equity awards at the regularly-scheduled Compensation Committee meeting held in May or December of each year, but may vary the date of grant from year to year. During 2016, the Compensation Committee granted stock option awards to NEOs under the 2006 Incentive Plan in the following amounts: (a) Mr. Fred Lampropoulos, options to acquire 50,000 shares of Common Stock; (b) Mr. Birkett, options to acquire 25,000 shares of Common Stock; (c) Mr. Wright, options to acquire 20,000 shares of Common Stock; (d) Mr. Justin Lampropoulos, options to acquire 20,000 shares of Common Stock; and (e) Mr. Frost, options to acquire 20,000 shares of Common Stock.

Other

Employment Agreements

The Compensation Committee has determined that executive employment agreements are a necessary component of the Company’s compensation package in order to provide competitive compensation arrangements, particularly because such agreements are common in the Company’s industry. Moreover, the Compensation Committee believes that the change in control provisions within the executive employment agreements helps to retain the NEOs by reducing the personal uncertainty and anxiety that arises from the possibility of a future business combination.

The Company has entered into employment agreements (collectively, the “Employment Agreements”) with each of the NEOs. The annual base salaries payable under the Employment Agreements, as adjusted for 2016, were $1,360,000 for Mr. Fred Lampropoulos, $500,000 for Mr. Birkett, $450,000 for Mr. Wright, $500,000 for Mr. Justin Lampropoulos, and $400,000 for Mr. Frost. The amount of the base salary payable to each NEO may be subject to change based on review by the Compensation Committee on an annual basis. The employment status of each of the NEOs pursuant to the Employment Agreements is “at will”; however, the Employment Agreements provide for mandatory severance payments to each NEO in the event the NEO’s employment with the Company terminates for certain reasons in connection with a “Change in Control.” Those severance arrangements are discussed in greater detail below under the heading “Executive Compensation Tables and Discussion - Potential Payments upon Termination or Change in Control.”

In addition to the annual base salary described above, the Employment Agreements also provide for the NEOs to receive an annual cash bonus payment in an amount to be determined in the sole discretion of the Board (which has delegated that authority to the Compensation Committee); provided, however, that for fiscal years ending after a Change in Control, the annual bonus must be at least equal to an NEO’s average annual cash bonus for the last three full fiscal years ending prior to the Change in Control. The NEOs (and to the extent applicable, their spouses and eligible dependents) are eligible to participate in all incentive, savings and retirement, medical insurance, prescription insurance, dental insurance, vision insurance, term life insurance, long-term disability insurance, deferred compensation plan, and employee stock purchase plan and other employee benefit plans, policies or arrangements maintained by the Company for its employees generally and, at the discretion of the Compensation Committee, in incentive stock option and other benefit plans maintained by the Company for Company executives.

The terms of the Employment Agreements reflect in part the concern of the Compensation Committee that any future threatened or actual change in control of the Company, such as an acquisition or merger, could cause disruption and harm to the Company in the event of the resulting loss of any of its key executives. The change in control provisions in the Employment

Agreements are intended to provide a measure of incentive and security to the Company’s key executives until the resolution of any such threatened or actual change in control. The Compensation Committee believes that such agreements should not include provisions that would obligate a potential acquirer of the Company to make large payouts to the NEOs simply because a change in control has occurred. Because of this concern, the occurrence of a change in control event alone will not trigger any payment obligations to the NEOs under their respective Employment Agreements. Additional change in control payment obligations under the Employment Agreements only arise in the event the NEO’s employment is terminated without “Cause” in connection with the change in control or the NEO resigns “for Good Reason” (as defined in the Employment Agreements) in connection with a change in control. Thus, the Compensation Committee regards the employment agreements as “double trigger” change in control agreements.

Tax Deductibility and Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) imposes a $1.0 million annual limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer during a tax year or to any of the company’s three other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company’s shareholders).

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to the Company by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m). In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. In such situations, the portion of the compensation payable to the executive officer that exceeds the $1.0 million limit will not be deductible for tax purposes. Although deductibility of executive compensation for tax purposes is generally preferred, tax deductibility is not the sole objective of the Company’s executive compensation programs. It is the view of the Company and the Compensation Committee that meeting the compensation objectives described above is more important than the benefit of being able to deduct the compensation for tax purposes. All compensation paid to the NEOs, other than Mr. Fred Lampropoulos, during fiscal year 2016 was intended to be deductible under Section 162(m). Mr. Fred Lampropoulos’ compensation for 2016 exceeded the deduction limits of Section 162(m); however, the Compensation Committee approved that compensation amount in order to provide to Mr. Fred Lampropoulos a compensation package that the Compensation Committee considers competitive and in the best interests of the Company and its shareholders.

Compensation Policies and Practices Relating to Risk Management
The Compensation Committee has reviewed the Company’s compensation program in total, which applies to all of the Company’s full-time employees, including the NEOs. Based on the Compensation Committee’s review of the various elements of the Company’s executive compensation practices and policies, the Compensation Committee believes the Company’s compensation policies and practices are designed to create appropriate and meaningful incentives for the Company’s employees without encouraging excessive or inappropriate risk taking. Among other factors, the Compensation Committee considered the following information:

•	The Company’s compensation policies and practices are designed to include a significant level of long-term compensation, which discourages short-term risk taking.

•
The base salaries the Company provides to its employees are generally consistent with salaries paid for comparable positions in the Company’s industry, and provide the Company’s employees with steady income while reducing the incentive for employees to take risks in pursuit of short-term benefits.

•
The Company’s incentive compensation is capped for some NEOs at levels established by the Compensation Committee, which the Compensation Committee believes reduces the incentive for excessive risk-taking.

•	The Company has established and adopted codes of ethics and business conduct, which are designed to reinforce the balanced compensation objectives established by the Compensation Committee.

•	The Company has adopted equity ownership guidelines for its executive officers, which the Compensation Committee believes discourages excessive risk-taking.

Based on the review outlined above, the Company has concluded that the risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Consideration of Shareholder Advisory Votes

At the Company’s annual meeting of shareholders held on May 26, 2016, the Company submitted the compensation of its executive officers to the Company’s shareholders in a non-binding vote. The Company’s executive compensation program received the support of holders of more than 93% of the shares represented at the meeting. The Compensation Committee considered the results of the 2016 vote and views the outcome as evidence of strong shareholder support of the Company’s executive compensation decisions and policies.

At the Company’s annual meeting of shareholders held on May 27, 2011, the Company's shareholders voted on an advisory basis with respect to the frequency of the Company's future advisory votes on executive compensation. Holders of approximately 58.1% of the shares represented at that meeting expressed their preference for an annual advisory vote, which recommendation the Company has followed during the intervening six years.

The Compensation Committee will continue to review future shareholder voting results, including the voting results with respect to “Proposal No. 2 - Advisory Vote on Executive Compensation” and “Proposal No. 3 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation,” each as described further in this Proxy Statement, and determine whether to make any changes to the Company’s executive compensation program, or the frequency of future shareholder advisory votes on executive compensation, in light of such voting results.

COMPENSATION COMMITTEE REPORT

The Compensation Committee establishes and oversees the design and function of the Company’s executive compensation programs. The undersigned members of the Compensation Committee have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2017 Annual Meeting.

COMPENSATION COMMITTEE

A. Scott Anderson, Chair
Franklin J. Miller, M.D.
Michael E. Stillabower, M.D.

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table for 2016

The following Summary Compensation Table summarizes the total compensation earned by each of the NEOs for the years indicated.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Name and Position	Year	($)	($) (1)	($) (2)	($) (1)	($)		($)
Fred P. Lampropoulos	2016	1,267,694	—	277,020	—	243,382	(3)(4)	1,788,096
Chairman of the Board,	2015	1,206,924	—	286,720	449,999	8,825	(4)(5)	1,952,468
Chief Executive Officer	2014	1,108,654	—	199,535	—	114,081	(3)(4)	1,422,270
and President

Bernard J. Birkett	2016	511,512	50,000	138,510	—	347,632	(3)(4)(7)	1,047,654
Chief Financial Officer	2015	296,211	32,000	143,360	48,000	132,915	(7)	652,486
and Treasurer							(6)

Joseph C. Wright	2016	450,000	—	110,808	200,000	5,963	(4)	766,771
President, Merit	2015	466,289	—	57,344	187,217	7,477	(4)(5)	718,327
International							(6)

Justin J. Lampropoulos	2016	500,000	—	110,808	—	19,184	(3)(4)	629,992
Executive V.P.	2015	456,009	—	114,688	60,000	42,366	(3)(4)	673,063
Sales, Marketing							(6)
and Strategy

Ronald A. Frost	2016	400,000	—	110,808	—	5,963	(4)	516,771
Chief Operating Officer	2015	384,615	—	114,688	48,000	7,355	(4)(5)	554,658
	2014	317,500	—	99,768	60,000	5,850	(4)	483,118

______________________________

(1)
Bonus amounts in column (d) represent discretionary bonuses not based upon pre-determined performance criteria. Incentive bonuses under the Company’s performance-based annual bonus plan based on pre-established performance criteria appear in column (f) under the heading “Non-Equity Incentive Plan Compensation.”

(2)
The amounts in column (e) reflect the aggregate grant date fair value of the awards granted to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. Such amounts have been calculated in accordance with current financial statement reporting guidance, using the same assumptions the Company has used for financial statement reporting purposes with respect to the Company’s long-term incentive plans. Assumptions used in the calculation of these amounts for 2016, 2015, and 2014 are included in footnotes to the Company’s audited consolidated financial statements for the years ended December 31, 2016, 2015, and 2014 which consolidated financial statements are included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017, February 29, 2016, and March 5, 2015, respectively.

(3)
Amounts include vacation benefits paid to the NEOs in cash in lieu of vacation benefits: (i) for the year ended December 31, 2016, in the amounts of $237,420 for Mr. Fred Lampropoulos, $36,794 for Mr. Birkett, and $13,221 for Mr. Justin Lampropoulos; (ii) for the year ended December 31, 2015, in the amount of $10,817 for Mr. Justin Lampropoulos; (iii) for the year ended December 31, 2014, in the amount of $108,231 for Mr. Fred Lampropoulos. Also, for the year ended December 31, 2015, Mr. Justin Lampropoulos received $25,586 in sales commissions.

(4)
Amounts shown also include matching contributions made by the Company for the benefit of the NEOs to the Company’s 401(k) Plan in the following amounts: (i) for the year ended December 31, 2016: Mr. Fred Lampropoulos, $5,963; Mr. Birkett, $2,163; Mr. Wright, $5,963; Mr. Justin Lampropoulos, $5,963; and Mr. Frost, $5,963; (ii) for the year ended December 31, 2015: Mr. Fred Lampropoulos, $5,963; Mr. Wright, $5,963; Mr. Justin Lampropoulos, $5,963; and Mr. Frost, $5,963; and (iii) for the year ended December 31, 2014: Mr. Fred Lampropoulos, $5,850; and Mr. Frost, $5,850.

(5)
Amounts shown also reflect the incremental travel expenses incurred by the Company for spouses of the following NEOs who attended the Company’s off-site President’s Award recognition event; for the year ended December 31, 2015, Mr. Fred Lampropoulos in the amount of $2,862; Mr. Wright, $1,514; Mr. Frost, $1,392.

(6)
Mr. Justin Lampropoulos and Mr. Wright became executive officers of the Company on May 22, 2015. Mr. Birkett became an executive officer of the Company on November 4, 2015. The foregoing table only presents compensation received for periods in which an NEO acted in an executive officer capacity. As such, there is no compensation disclosure provided for Mr. Justin Lampropoulos, Mr. Wright, or Mr. Birkett for the year ended December 31, 2014.

(7)
Pursuant to Mr. Birkett's employment agreement, the Company paid the following expenses: For 2016, the Company paid $16,841 for an automobile allowance, $55,900 for a housing allowance, $49,367 in educational expenses, $35,469 for travel expenses, $131,426 in gross up salary to cover taxes, and various other expenses. For 2015, the Company paid $12,596 for an automobile allowance, $32,085 in educational expenses, $38,700 for a housing allowance, and $28,703 for relocation and travel expenses. A portion of the amounts reflected in this table for Mr. Birkett was calculated using amounts paid to him in Euros, then converted using the average EUR/USD published foreign exchange rates.

Grants of Plan-Based Awards for 2016

The following table sets forth information concerning plan-based awards to the NEOs during the year ended December 31, 2016.

Name Granted	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)	All other Option Awards: Number of Securities Underlying Options Granted (#) (2)	Exercise Price of Option Awards ($/sh) (3)	Grant Date Fair Value of Options Awards ($)

Fred P. Lampropoulos	N/A	$500,000	—	—	—
	1/28/2016	—	50,000	$16.05	277,020
Bernard J. Birkett	N/A	$100,000	—	—	—
	1/28/2016	—	25,000	$16.05	$138,510
Joseph C. Wright	N/A	$200,000	—	—	—
	1/28/2016	—	20,000	$16.05	$110,808
Justin J. Lampropoulos	N/A	$100,000	—	—	—
	1/28/2016	—	20,000	$16.05	$110,808
Ronald A. Frost	N/A	$50,000	—	—	—
	1/28/2016	—	20,000	$16.05	$110,808
______________________________

(1)
Listed amounts reflect target and maximum incentive performance bonuses for 2016. No incentive or performance bonuses became payable to the NEOs, however, for the year ended December 31, 2016, other than to Mr. Wright, as discussed above and as shown in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table on page 18 above.

(2)	Stock Options vest at the rate of 20% per year over five years on the first through the fifth anniversaries of the date of the grant.

(3)	The exercise price per share under each stock option is the market closing price on the date of the grant.

Outstanding Equity Awards at Year-End 2016

The following table provides information on the holdings of stock options and other stock awards by the NEOs as of December 31, 2016.

		Number of Securities	Number of Securities	Option	Option
	Grant	Underlying Unexercised	Underlying Unexercised	Exercise	Expiration
Name	Date	Options Exercisable	Options Unexercisable (1)	Price ($)	Date
Fred P. Lampropoulos	8/11/2011	120,000	—	13.75	8/11/2018
	10/4/2014	20,000	30,000	12.06	10/4/2021
	2/13/2015	10,000	40,000	17.27	2/13/2022
	1/28/2016	—	50,000	16.05	1/28/2023
Bernard J. Birkett	8/11/2011	10,000	—	13.75	8/11/2018
	10/4/2014	4,000	6,000	12.06	10/4/2021
	2/13/2015	5,000	20,000	17.27	2/13/2022
	1/28/2016	—	25,000	16.05	1/28/2023
Joseph C. Wright	8/11/2011	20,000	—	13.75	8/11/2018
	7/31/2013	6,000	4,000	13.14	7/31/2020
	10/4/2014	10,000	15,000	12.06	10/4/2021
	2/13/2015	2,000	8,000	17.27	2/13/2022
	1/28/2016	—	20,000	16.05	1/28/2023
Justin J. Lampropoulos	8/11/2011	14,000	—	13.75	8/11/2018
	7/31/2013	4,000	4,000	13.14	7/31/2020
	10/4/2014	10,000	15,000	12.06	10/4/2021
	2/13/2015	4,000	16,000	17.27	2/13/2022
	1/28/2016	—	20,000	16.05	1/28/2023
Ronald A. Frost	7/31/2013	6,000	4,000	13.14	7/31/2020
	10/4/2014	10,000	15,000	12.06	10/4/2021
	2/13/2015	4,000	16,000	17.27	2/13/2022
	1/28/2016	—	20,000	16.05	1/28/2023
______________________________

(1)	Each unvested stock option award vests 20% each year for five years commencing one year from the grant date.

Option Exercises and Stock Vested in 2016

The following table provides information regarding stock options exercised by the NEOs during the year ended December 31, 2016.

	Number of Shares		Value Realized
Name Granted	Acquired on Exercise		on Exercise $ (1)
Fred P. Lampropoulos	25,000	(2)	267,000
Bernard J. Birkett	—		—
Joseph C. Wright	—		—
Justin J. Lampropoulos	—		—
Ronald A. Frost	15,000		187,500
______________________________

(1)
The reported value for this column is determined by multiplying the number of option shares by the difference between the market price of the Common Stock on the date of exercise and the exercise price of the stock option. The value is stated before payment of applicable taxes.

(2)
Mr. Fred Lampropoulos exercised 25,000 options in a swap arrangement whereby he traded shares he previously owned to pay the exercise price and related taxes of the transaction, resulting in a net incremental acquisition of 7,372 shares during the year ended December 31, 2016.

Non-Qualified Deferred Compensation for 2016

Pursuant to the Merit Medical Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), NEOs may elect prior to the beginning of each calendar year to defer the receipt of base salary and bonuses earned for the ensuing calendar year. Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable NEO, which account is deemed invested in and earns a rate of return based upon certain notational, self-directed investment options offered under the Deferred Compensation Plan. The NEO’s accounts under the Deferred Compensation Plan may also be credited with a discretionary employer matching contribution, although no such discretionary contribution was made for 2016 or at any other time since the Deferred Compensation Plan’s inception. Participant account balances under the Deferred Compensation Plan are fully-vested and will be paid by the Company to each NEO upon retirement or separation from employment, or on other specified dates, in a lump sum form or in installments according to a schedule elected in advance by the participant.

The following table sets forth certain information regarding the account balances and amounts credited under the Deferred Compensation Plan in 2016 with respect to the NEOs.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Years End
Name	($) (1)	($)	($)	($)	($)
Fred P. Lampropoulos	—	—	—	—	—
Bernard J. Birkett	—	—	—	—	—
Joseph C. Wright	45,000	—	122,662	—	1,048,537
Justin J. Lampropoulos	—	—	—	—	—
Ronald A. Frost	9,600	—	53,322	—	421,840
______________________________

(1)	These amounts are also reflected in the Summary Compensation Table for the year ended December 31, 2016 as “Salary.”

The table below shows the funds available for notational investment under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2016. These notational investments were generally the same as the mutual fund investment options offered in 2016 under the Company’s 401(k) Plan:

Name of Fund	Rate of Return
VanEck VIP Global Hard Assets Initial	43.71%
DFA VA US Targeted Value	27.49%
Lazard Retirement Emerging Markets Svc	20.78%
T. Rowe Price Equity Income II	18.85%
Model Portfolio - Global Growth	15.83%
Vanguard VIF Small Company Growth Inv	14.94%
Model Portfolio - Balanced Growth	13.81%
Goldman Sachs VIT Mid Cap Value Instl	13.53%
Vanguard VIF Total Stock Market Index Inv	12.56%
Model Portfolio - Balanced Moderate	12.52%
Vanguard VIF Equity Index	11.81%
Model Portfolio - Balanced Conservative	10.73%
Model Portfolio - Income with Growth	9.03%
Vanguard VIF REIT Index	8.36%
T. Rowe Price Mid Cap Growth II	6.03%
PIMCO VIT Real Return Admin	5.18%
MFS VIT II International Value Svc	3.84%
American Funds IS International 2	3.53%
PIMCO VIT Total Return Admin	2.67%
T. Rowe Price Blue Chip Growth	0.78%
Nationwide VIT International Index II	0.75%
Nationwide VIT Money Market V	0.03%

Potential Payments Upon Termination or Change in Control

Employment Agreements. In 2016, the Company entered into an Employment Agreement with each of the NEOs as described in the Compensation Discussion and Analysis commencing on page ten above. The Employment Agreements provide payments and benefits in the event of termination of employment under certain circumstances, including in connection with a change in control as follows:

(a)    Other Than in Connection with a Change in Control. If an Executive’s employment with the Company is terminated for any reason, voluntarily or involuntarily, with or without “Cause” (as defined below), other than “in Connection with a Change in Control” (as defined below), the Company is obligated to pay the Executive a lump sum cash payment equal to his or her accrued and unpaid base salary and any accrued vacation pay earned but not yet paid through the date of termination, plus a lump sum cash payment equal to the Executive’s accrued annual bonus earned for the Company’s last fiscal year ending immediately prior to the Executive’s date of termination, to the extent not already paid (the sum of such payments hereinafter referred to as the “Accrued Obligations”). Any additional severance benefit is solely at the discretion of the Company. A termination is deemed to be “in Connection with a Change in Control” if it occurs on or within two years after the date of a Change in Control or, in the case of involuntary termination without Cause, within six months prior to a Change in Control and in anticipation of the Change in Control. A “Change in Control” means: (i) the acquisition in one or more integrated transactions by any individual, entity or group of beneficial ownership of more than 30% of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) certain changes in a majority of the Board and (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions set forth in the Employment Agreements.

(b)    For Good Reason or Without Cause in Connection with a Change in Control. If an NEO’s employment with the Company is terminated by the NEO for “Good Reason” (as defined below) in Connection with a Change in Control or by the Company without Cause in Connection with a Change in Control, the Company is obligated to: (i) pay to the NEO any Accrued Obligations to the extent not already paid; (ii) pay to the NEO a cash severance benefit equal to two times (three times solely in the case of Mr. Fred Lampropoulos) the sum of (A) the NEO’s annual base salary then in effect, and (B) the NEO’s average annual bonus for the last three full fiscal years ending prior to the Change in Control; (iii) continue to provide group health benefits to the NEO and/or NEO’s eligible spouse and dependent children for two years (three years solely in the case of Mr. Fred Lampropoulos) after the date of the NEO’s termination; (iv) provide the NEO with certain outplacement services at the Company’s expense; and (v) pay or provide to the NEO certain other accrued benefits to the extent not already paid or provided.

For purposes of the Employment Agreements, “Cause” means: (i) the willful and continued failure of an NEO to perform his or her duties after a written demand for substantial performance specifically identifying the deficiencies in the Executive’s performance has been delivered to the NEO by the Board or, in the case of all NEOs other than the CEO, by the CEO; (ii) the willful engaging by an NEO in illegal conduct, intentional misconduct or gross negligence which materially and demonstrably injures the Company; or (iii) violation of written Company policies prohibiting workplace discrimination, sexual harassment, and alcohol or substance abuse. For purposes of the Employment Agreements, “Good Reason” means: (i) the Company’s assignment to the NEO upon or within two years after a Change in Control of any duties inconsistent with or that diminishes the NEO’s duties, authority or responsibilities under the terms of the NEO’s Employment Agreement; (ii) the Company’s failure to comply with certain compensation provisions in the Employment Agreements; (iii) the Company requiring the NEO to relocate to another office or location upon or within two years of a Change in Control; (iv) the failure by the Company to require any successor entity to comply with the terms of a respective Employment Agreement; or (v) the NEO’s voluntary resignation for any reason, in the NEO’s sole discretion, within 30 days after the date of a Change in Control.

(c)    For Cause or Without Good Reason Following a Change in Control. If the Company terminates an NEO’s employment for Cause on or after the date of a Change in Control, the Company must pay to the NEO his or her annual base salary and accrued vacation and must continue to pay and/or provide certain other welfare benefits to the extent not already provided and/or unpaid. If an NEO voluntarily terminates his or her employment without Good Reason upon or following a Change in Control, the Company is obligated to pay the NEO for Accrued Obligations and to provide certain other accrued benefits to the extent not already paid and/or provided.

(d)    Upon Death or Disability. Upon an NEO’s death or disability other than in Connection with a Change in Control, the Company is obligated to pay the NEO (or the NEO’s estate) an amount equal to Accrued Obligations plus any additional discretionary severance benefits approved by the Compensation Committee. If an NEO’s employment is terminated after the date of a Change in Control by reason of the NEO’s death, the Company must also continue to provide certain other benefits to the NEOs family for a stated period. If an NEO’s employment is terminated after the date of a Change in Control by reason of the NEO’s disability, the Company must also continue to provide certain welfare benefits.

If a Change in Control with respect to the Company results in compensatory payments to an NEO, including severance benefits and acceleration of vesting of an NEO’s stock options, and if the value of such severance benefits and option acceleration equals or exceeds three times the NEO’s average W-2 compensation with the Company for the five taxable years preceding the year of the Change in Control (the “Base Period Amount”), the Change in Control related payments and option acceleration would result in an “excess parachute payment” under Code Section 280G. An NEO would be subject to a 20% excise tax on, and the Company would be unable to deduct, the amount by which such parachute payments to the NEO exceed the NEO’s Base Period Amount. The Employment Agreements provide that in the event any payments made to an NEO, when added to all other “parachute payments” to the NEO within the meaning of Section 280G of the Code, result in the payment of an “excess parachute payment” to the NEO within the meaning of Sections 280G and 4999 of the Code, then: (i) the cash payments owed to the NEO shall be reduced by the minimum amount necessary to avoid the imposition of an excise or penalty tax on the NEO, provided such reduction does not exceed $1,000, or (ii) in all other cases, the Company must pay to the NEO an additional amount (on a fully-grossed-up, after tax basis) sufficient to put the NEO in the same after-tax position that the NEO would have been in had payments under the respective Employment Agreement not been subject to the excise tax under Code Section 4999 (a “Tax Gross-Up Payment”).

Accelerated Stock Option Vesting Upon a Change in Control. Under the Company’s 2006 Incentive Plan and prior stock option plan, all otherwise unvested stock options held by NEOs become fully vested upon a “change in control” as defined below, without regard to whether the NEO terminates employment. The Company’s 2006 Incentive Plan defines a change in control as (i) certain changes in the majority of the Board within a 24-month period; (ii) the acquisition by any person of 50% or more of the Common Stock or other voting securities; (iii) consummation of a merger or reorganization of the Company in which neither the Company nor another entity controlled by the Company’s shareholders is the surviving entity; (iv) a sale or other disposition of all or substantially all of the Company’s assets to another entity that is not controlled by the Company’s shareholders; or (v) shareholder approval of a liquidation of the Company.

Amounts Payable upon a Change in Control without Termination of Employment.

The following table shows for each NEO the intrinsic value of his or her otherwise unvested stock options on December 31, 2016 that would have vested had a “change in control” within the meaning of the Employment Agreements occurred on that date, calculated by multiplying the number of underlying shares by the closing price of Common Stock on the last trading day of 2016 and by then subtracting the applicable option exercise price:

Name	Intrinsic Value of Stock Options ($)
Fred P. Lampropoulos	1,324,900
Bernard J. Birkett	532,490
Joseph C. Wright	552,880
Justin J. Lampropoulos	626,720
Ronald A. Frost	626,720

The Employment Agreements do not provide for any additional payments to the NEOs merely upon a Change in Control absent a termination of employment of the NEOs.

Amounts Payable upon Termination of Employment

Termination Without Cause or For Good Reason In Connection with a Change in Control. The following table shows the amounts that would be payable to each NEO if the Company had undergone a “Change in Control” within the meaning of the Employment Agreements on December 31, 2016 and the NEO’s employment with the Company terminated voluntarily for Good Reason or involuntarily without Cause on December 31, 2016. The following amounts are in addition to accrued vacation and distributions from the Company’s 401(k) Plan that are payable to all salaried employees upon termination of employment:

(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Salary and Bonus Continuation	Stock Option Vesting Acceleration	Health Plan Coverage Continuation	Deferred Compensation Plan	Tax Gross-up	Total
Name	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)
Fred P. Lampropoulos	4,530,000	1,324,900	41,573	—	—	5,896,473
Bernard J. Birkett	1,100,621	532,490	26,793	—	449,244	2,109,148
Joseph C. Wright	1,024,811	552,880	26,793	1,048,537	—	2,653,021
Justin J. Lampropoulos	1,040,000	626,720	26,793	—	—	1,693,513
Ronald A. Frost	872,000	626,720	26,399	421,840	—	1,946,959
______________________________

(1)
The amounts shown in column (c) represent the intrinsic value of the otherwise unvested stock options held by NEOs on December 31, 2016 calculated by multiplying the number of shares underlying such options by the closing price of Company shares on December 30, 2016, the last trading day of 2016 ($26.50 per share), and by then subtracting the applicable exercise price.

(2)
The amounts in column (d) represent the estimated future cost of providing continuing Company-paid coverage under the Company’s group health, disability and life insurance plans for the applicable severance period. The estimated amounts are based upon December 31, 2016 actual premium rates, plus a 10% assumed rate of annual premium cost increases.

(3)	The amounts in column (e) represent the account balance in each NEO’s Deferred Compensation Plan account as of December 31, 2016.

(4)	The amount in column (f) represents the estimated Code Section 280(g) tax gross-up payment for Mr. Birkett.

Termination Without Cause or For Good Reason (Other Than in Connection with a Change in Control). The following table shows the amounts that would be payable to each NEO if the NEO’s employment with the Company had terminated voluntarily for good reason or involuntarily without Cause, other than in connection with a Change in Control, on December 31, 2016 and the Company had exercised its discretion to pay severance equal to one year’s salary and the annual bonus earned in 2016. The following amounts are in addition to accrued vacation and distributions from the Company’s 401(k) Plan that are payable to all salaried employees upon termination of employment:

(a)	(b)	(c)	(d)	(e)
	Discretionary Severance	Health Plan Coverage Continuation	Deferred Compensation Plan	Total
Name	($) (1)	($)	($) (2)	($)
Fred Lampropoulos	1,360,000	—	—	1,360,000
Bernard J. Birkett	500,000	—	—	500,000
Joseph C. Wright	650,000	—	1,048,537	1,698,537
Justin J. Lampropoulos	500,000	—	—	500,000
Ronald A. Frost	400,000	—	421,840	821,840
______________________________

(1)	Assumes the Company exercised its discretion to pay severance equal to one year’s salary and the 2016 earned bonus.

(2)	The amounts in column (d) represent the account balance in the NEO’s Deferred Compensation Plan account as of December 31, 2016.

Termination on Account of Death, Disability, Involuntary Termination For Cause or Voluntary Resignation Without Good Reason. If, on December 31, 2016, a NEO had died, his employment had been terminated on account of disability, his employment had been terminated for Cause or he had voluntarily resigned without Good Reason, whether or not in connection with a change in control, he would have been entitled to receive only: (a) his accrued salary and bonus earned through December 31, 2016; (b) accrued but unpaid vacation pay through December 31, 2016; (c) distribution of his vested account balance from the Company’s 401(k) Plan; (d) the payment of insured benefits, if applicable, under the Company’s broad-based long-term disability insurance or group term life insurance plans; and (e) distribution of his Deferred Compensation Plan account balance.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of its directors.

Cash Compensation Paid to Directors

For the year ended December 31, 2016, all non-employee directors of the Company (except for Richard W. Edelman, lead director and Dr. David M. Liu) received an annual cash retainer of $60,000. Mr. Edelman, in his role as lead director, received an annual cash retainer of $110,000. Dr. Liu, who joined the Board on July 23, 2016, received a prorated amount of $50,400 during the year as an annual retainer. Members of the Audit Committee received $10,000 for their participation on the committee, and Mr. Karras, the Audit Committee Chair, received an annual retainer of $10,000. Members of the Compensation Committee received $7,500 for their participation on the committee, and Mr. Anderson, the Compensation Committee Chair, received an additional annual retainer of $7,500. Members of the Nominating Committee were paid $5,000 for their participation on the committee, and Dr. Stillabower, the Nominating Committee Chair, received an additional annual retainer of $5,000. Directors are also reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending meetings of the Board and its committees or other events of the Company, as well as up to $5,000 for educational expenses.

Kent Stanger, who served as the Company's Chief Financial Officer prior to 2016, retained his position as a director of the Company subsequent to the termination of his employment. As part of a severance agreement between Mr. Stanger and the Company related to the termination of his employment in 2015, the Company paid Mr. Stanger $810,000 of severance pay during 2016. He was not a Company employee and did not act in the capacity of an NEO during the year ended December 31, 2016.

Stock Awards

Directors are also eligible to participate in the Company’s equity incentive programs. During the year ended December 31, 2016, each non-employee director who served throughout the entire year received an award of options under the 2006 Incentive Plan to purchase 25,000 shares of Common Stock at an exercise price of $18.80 per share, the per share market closing price on the date of the grant. Dr. Liu, who was appointed as a director on July 23, 2016, received an award of options under the 2006

Incentive Plan to purchase 21,000 shares of Common Stock at an exercise price of $21.71 per share, the per share market closing price on the date of the grant. Director stock options vest over five years at the rate of 20% per year. Mr. Stanger also received an additional award of options under the 2006 Incentive Plan to purchase 9,375 shares of Common Stock at an exercise price of $19.72 per share, the closing price on the date of the grant.

Director Summary Compensation Table for 2016

The following table summarizes the compensation earned or paid by the Company to non-employee directors for the year ended December 31, 2016.

(a)	(b)	(c)	(d)	(e)	(f)
Name (1)	Fees Earned or Paid in Cash ($)	Options Awards (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Richard W. Edelman	110,000	159,838	—	—	269,838
Nolan E. Karras	80,000	159,838	—	—	239,838
Franklin J. Miller, M.D.	77,500	159,838	—	—	237,338
A. Scott Anderson	80,000	159,838	—	—	239,838
Michael E. Stillabower, M.D.	77,500	159,838	—	—	237,338
F. Ann Millner, Ed.D.	65,000	159,838	—	—	224,838
David M. Liu, M.D.	50,400	152,683	—	—	203,083
Kent W. Stanger	82,500	222,658	—	—	305,158
______________________________

(1)
Fred P. Lampropoulos served as a director of the Company during the year ended December 31, 2016, but is not identified in the foregoing Director Summary Compensation Table because of his dual status as NEO and director.

(2)
The amounts shown in column (c) reflect the aggregate grant date fair value of all equity awards granted to the directors in 2016. The Company calculated these amounts in accordance with financial statement reporting rules, using the same assumptions the Company used for financial statement reporting purposes pursuant to the Company’s long-term incentive plans. Assumptions used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the year ended December 31, 2016. As of December 31, 2016, each non-employee director had outstanding options for the following number of Company shares: Mr. Edelman, 165,000; Mr. Karras, 108,000; Dr. Miller, 165,000; Mr. Anderson, 79,000; Dr. Stillabower, 165,000, Dr. Millner, 46,233; Dr. Liu, 21,000; and Mr. Stanger, 100,375.

Related Party Transactions

Joseph C. Wright, President of Merit International, a division of the Company, is the brother-in-law of Fred P. Lampropoulos, the Chairman of the Board, CEO and President of the Company. During the fiscal year ended December 31, 2016, the Company paid to Mr. Wright total compensation of $766,771, as detailed in the Summary Compensation Table set forth on page 18 above.

Justin J. Lampropoulos, Executive Vice President of Sales, Marketing & Strategy, a division of the Company, is the son of Fred P. Lampropoulos, the Chairman of the Board, CEO and President of the Company. During the fiscal year ended December 31, 2016, the Company paid to Mr. Lampropoulos total compensation of $629,992, as detailed in the Summary Compensation Table set forth on page 18 above.

Charles Wright, Trade Representative of the Company, is the brother-in-law of Fred P. Lampropoulos, the Chairman of the Board, CEO and President of the Company. During the year ended December 31, 2016, the Company paid to Mr. Wright total compensation (including salary and bonus) of $312,500.

Anne-Marie Wright, Vice President of Corporate Communications, is the wife of Fred P. Lampropoulos, the Chairman of the Board, CEO and President of the Company. During the year ended December 31, 2016, the Company paid to Ms. Wright total compensation (including salary, bonus and the value realized on the exercise of stock options) of $144,755.

Before his appointment as a director of the Company, Dr. David M. Liu was engaged from time to time as a consultant to the Company on a contract basis. Dr. Liu also has received payments under the terms of a technology license agreement dated

August 1, 2014 (the "License Agreement") from the Company to license technology created by Dr. Liu and one of his colleagues. During 2016, and before his appointment as a director, Dr. Liu received approximately $50,000 pursuant to the terms of the License Agreement. During 2015, the Company paid Dr. Liu approximately $9,000 in his role as an external consultant. It is possible that Dr. Liu may provide to the Company additional services in this capacity in the future, and future payments to Dr. Liu, in the form of consulting fees, royalties, and lump-sum milestone payments, may be made. The terms of the License Agreement and the consulting arrangement with Dr. Liu described above were negotiated in arms-length transactions.

Policies and Procedures Regarding Transactions with Related Parties

The Company’s Code of Ethics and Business Conduct requires that every employee avoid situations where loyalties may be divided between the Company’s interests and the employee’s own interests. Employees and directors must avoid conflicts of interest that interfere with the performance of their duties or are not in the Company’s best interests.

Pursuant to its written charter, the Audit Committee reviews and approves all “related party transactions” as such term is used by ASC Topic 850 Related Party Disclosures, or as otherwise required to be disclosed in the Company’s financial statements or periodic filings with the Securities and Exchange Commission, other than (a) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (b) payment of compensation authorized by the Board or any committee thereof. Related party transactions include transactions between the Company, its executive officers and directors. The Company has adopted written policies and procedures regarding the identification of related parties and transactions and the approval process. The Audit Committee will consider each proposed related-party transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to the Company and the availability from other sources of comparable services or products.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of March 28, 2017, with respect to the beneficial ownership of shares of Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each director nominee, by each NEO and by all directors and executive officers as a group. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 49,856,158 shares of Common Stock outstanding as of March 28, 2017, plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 28, 2017. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated.

Principal Shareholders	Number of Shares	Percentage of Class

Blackrock, Inc. (1)	6,294,621	12.6%
55 East 52nd Street, New York, NY 10055

The Vanguard Group, Inc. (1)	3,606,012	7.2%
100 Vanguard Blvd., Malvern, PA 19355

Dimensional Fund Advisors, LP (1)	2,695,522	5.4%
6300 Bee Cave Road, Building One, Austin, TX 78746

Officers, Directors and Nominees

Fred P. Lampropoulos (2) (3)	1,346,143	2.7%

Kent W. Stanger (2) (3)	560,454	1.1%

Michael E. Stillabower, M.D. (3)	137,778	*

Franklin J. Miller, M.D. (3)	130,527	*

Richard W. Edelman (3)	116,000	*

Nolan E. Karras (3)	59,000	*

Ronald A. Frost (2) (3)	44,103	*

Joseph C. Wright (3)	44,000	*

Justin J. Lampropoulos (3)	40,000	*

A. Scott Anderson (3)	28,400	*

Bernard J. Birkett (3)	30,075	*

F. Ann Millner, Ed.D.	9,247	*

David M. Liu, M.D.	—	—%

Total of Officers and Directors (14 people)	2,550,727	5.0%

* Represents holdings of less than 1%
______________________________

(1)
Based upon the most recent Schedules 13G available on the website of the Securities and Exchange Commission as of March 28, 2017. Number of shares listed represents aggregate amount of shares of Common Stock beneficially owned by each reporting person as indicated in the applicable Schedule 13G report.

(2)
The computations above include the following share amounts that are held in the Company’s 401(k) Plan on behalf of participants as of March 28, 2016: Mr. Fred Lampropoulos, 93,367 shares; Mr. Stanger, 42,250 shares; Mr. Frost, 16,103 shares; and all executive officers and directors as a group, 151,720 shares.

(3)
The computations above include the following share amounts that are subject to options exercisable within 60 days after March 28, 2017, none of which had been exercised as of such date: Mr. Fred Lampropoulos 170,000 shares;

Mr. Stanger 72,875 shares; Mr. Birkett, 29,000 shares; Mr. Wright, 44,000 shares; Mr. Justin Lampropoulos, 40,000 shares; Dr. Miller, 110,000 shares; Dr. Stillabower, 110,000 shares; Mr. Edelman, 110,000 shares; Mr. Karras, 53,000 shares; Mr. Frost, 28,000 shares; Mr. Anderson, 24,000 shares; Dr. Millner, 9,247 shares; and all executive officers and directors as a group, 805,122 shares.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act of (“Section 14A”), which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its shareholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the NEOs (referred to as a “Say-on-Pay” proposal) as disclosed in this Proxy Statement.

Accordingly, the following resolution will be submitted to the Company’s shareholders for approval at the Annual Meeting:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosures.”

As described above under the heading “Compensation Discussion and Analysis,” the Board believes the Company’s compensation of the NEOs achieves the primary goals of (i) focusing the Company’s executives on achieving or exceeding measurable performance targets; (ii) encouraging continuation of the Company’s entrepreneurial spirit; (iii) attracting and retaining highly-qualified and motivated executives; (iv) promoting the Company’s guiding principles for adherence to a high ethical environment, as well as health and safety standards; and (v) aligning management compensation with shareholder value. The Board encourages shareholders to review in detail the Compensation Discussion and Analysis beginning on page ten of this Proxy Statement and the executive compensation tables beginning on page 18 of this Proxy Statement. In light of the information set forth in such sections of this Proxy Statement, the Board believes the compensation of the NEOs for the fiscal year ended December 31, 2016 was fair and reasonable and that the Company’s compensation programs and practices are in the best interests of the Company and its shareholders.

The advisory vote on this Say-on-Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of the NEOs, as described in this Proxy Statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company, the Board or the Compensation Committee (which is composed solely of independent directors), the Board and the Compensation Committee value the opinion of the Company’s shareholders and will consider the outcome of the vote when addressing future compensation arrangements.

In the 2011 annual meeting of the Company’s Shareholders, held on May 27, 2011, the Company’s shareholders recommended that they be given an opportunity to vote on a Say-on-Pay resolution every year at the Company’s annual meeting of shareholders, which recommendation the Company has followed in each of the ensuing six years (including this year). Subject to adoption by the Board of a different frequency for Say-on-Pay resolutions, in accordance with the recommendation of the Company’s shareholders pursuant to “Proposal No. 3 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation” or otherwise, the Board currently expects to ask the Company’s shareholders in 2018 to vote on a proposal regarding the frequency of the vote on future Say-on-Pay proposals as required by Section 14A.

Voting

Approval of the resolution above (on a non-binding, advisory basis) requires that the number of votes cast at the Annual Meeting, in person or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.

The Board recommends that shareholders vote FOR approval of the compensation of the NEOs, as disclosed in this Proxy Statement.

PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

Background

Section 14A and related rules promulgated by the Commission require that the Company’s shareholders be given the opportunity, once every six years, to cast an advisory (non-binding) vote on how frequently the Company should consider future Say-on-Pay proposals at its annual meetings of shareholders (referred to as a “Say-on-Frequency” vote). As the last Say-on-Frequency vote was held at the 2011 annual meeting of the Company’s Shareholders, held on May 27, 2011, this proposal gives the Company’s shareholders the opportunity to indicate whether they would prefer that, during the next six years, the Company’s shareholders be given a non-advisory vote on future Say-on-Pay proposals once every one, two, or three years. If they wish, shareholders may also abstain from casting a vote on this proposal.

Accordingly, the following resolution will be submitted to the Company’s shareholders for approval at the Annual Meeting:

“RESOLVED, that the option of every year (annual basis), every two years (biennial basis) or every three years (triennial basis) that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency of the Company’s shareholders, on an advisory basis, for holding an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”

Similar to the Say-on-Pay proposal, this vote is advisory in nature and will not bind the Company or the Board to adopt any particular frequency. However, the Board values the opinion of the Company’s shareholders and will consider the outcome of the vote when determining how frequently to address future Say-on-Pay proposals. Regardless of the outcome of this Say-on-Frequency vote, the Board may decide that it is in the best interests of the Company’s shareholders and the Company to include a Say-on-Pay proposal in the Company’s proxy statement more or less frequently than the frequency receiving the most votes cast by the Company’s shareholders at the Annual Meeting.

The Board anticipates that, following the Annual Meeting, the next advisory Say-on-Frequency vote will take place in connection with the Company’s 2023 annual meeting of shareholders.

Voting

The proxy card allows shareholders to vote for one of four choices at the Annual Meeting: one year, two years, three years, or abstain from voting on this proposal.

The Board recommends that shareholders vote ONE YEAR on the proposal to recommend, on an advisory basis, the frequency of executive compensation votes during the next six years.

PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has appointed, the firm of Deloitte & Touche LLP, (“Deloitte”) independent registered public accountants, to audit the financial statements of the Company for the year ending December 31, 2017, subject to ratification by the Company’s shareholders. Deloitte has acted as the independent public accounting firm for the Company since 1987. The Board anticipates that one or more representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Fees Paid to the Company’s Independent Certified Public Accounting Firm

The following table presents aggregate fees for audits of the Company’s consolidated financial statements and fees billed or other services rendered by Deloitte for the years ended December 31, 2016 and December 31, 2015.

	2016 ($)	2015 ($)
Audit Fees (1)	835,920	714,683
Audit-Related Fees (2)	27,527	30,405
Tax Fees (3)	326,041	232,001
All Other Fees (4)	131,000	—

Total	1,320,488	977,089
______________________________

(1)
Audit Fees: The aggregate fees billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Firms”) for professional services rendered for the audits and reviews of the Company’s financial statements filed with the SEC on Forms 10-K, 10-Q, 8-K and S-3. Audit fees for 2016 and 2015 also include fees for the audit of management’s assessment of the effectiveness of internal control over financial reporting and the audit of the effectiveness of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-Related Fees: The aggregate fees billed by the Deloitte Firms for all audit-related services, including an audit of the Company’s employee benefit plan.

(3)	Tax Fees: The aggregate fees billed by the Deloitte Firms for tax compliance, tax advice and tax planning.

(4)	All Other Fees: The aggregate fees billed by the Deloitte Firms related to due diligence services rendered during 2016.

Pre-Approval Policies and Procedures

The Audit Committee ensures that the Company engages its independent registered public accounting firm to provide only audit and non-audit services that are compatible with maintaining the independence of its public accountants. The Audit Committee approves or pre-approves all services provided by the Company’s public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by the Company’s external public accountants, whether identified in statute or determined in the Company’s opinion to be incompatible with the role of an independent auditor. All fees identified in the preceding table were approved by the Audit Committee. During 2016, the Audit Committee reviewed all non-audit services provided by the Company’s independent registered public accounting firm and concluded that the provision of such non-audit services was compatible with maintaining the independence of the external public accountants.

AUDIT COMMITTEE REPORT

The Audit Committee provides oversight of the Company’s accounting and financial reporting processes, systems of internal accounting and financial controls and the audits of the Company’s financial statements. The Audit Committee reviewed with the Company’s independent registered public accounting firm and management the financial information included in the Company’s audited financial statements. All members of the Audit Committee are “independent,” as defined in the Marketplace Rules of The Nasdaq Stock Market.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on its audit. The Audit Committee reviews these processes on behalf of the Board. The Audit Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Audit Committee has also reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the opinion of the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee also has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the provision of the non-audit services described herein under the caption “Proposal No. 4 - Ratification of Appointment of Independent Registered Public Accounting Firm” is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Commission.

AUDIT COMMITTEE

Nolan E. Karras, Chair
Richard W. Edelman
Franklin J. Miller, MD

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on that business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS TO BE PRESENTED AT NEXT ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the Company’s 2018 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 - Shareholder Proposals) and received by the Secretary of the Company no later than December 12, 2017. Nominations of persons for election as directors of the Company must be made consistent with the provisions of the Company’s Second Amended and Restated Bylaws, including the requirement that the shareholder must provide timely notice of the nomination in proper written form to the Secretary of the Company.

In accordance with the procedures set forth in the Company’s Second Amended and Restated Bylaws, shareholders who wish to submit a proposal for consideration at the Company’s 2018 Annual Meeting of Shareholders, including a nomination for director, but who do not wish to submit a proposal for inclusion in the Company’s proxy statement, must deliver notice of the proposal to the Company’s Secretary at the principal executive offices of the Company no earlier than December 25, 2017 and no later than January 24, 2018. Such proposals must contain all information required by the Company’s Second Amended and Restated Bylaws. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this Proxy Statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a proxy is solicited by the Board, upon the written request of that person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission. Written requests for that information should be directed to the Secretary of the Company at 1600 West Merit Parkway, South Jordan, Utah 84095.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver one copy of this Proxy Statement to each address where multiple record holders of its Common Stock reside, unless it has received instructions from a shareholder to the contrary. The Company will promptly deliver another copy of this Proxy Statement to any holder of its Common Stock living at a shared address where it has delivered only one Proxy Statement. Shareholders wishing to receive another copy of the Proxy Statement may deliver such request in writing to the Secretary of the Company at 1600 West Merit Parkway, South Jordan, Utah 84095.

MERIT MEDICAL SYSTEMS, INC.
1600 W MERIT PKWY
SOUTH JORDAN, UT 84095

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		☐	☐	☐

1.	Election of Directors
Nominees
01) Kent W. Stanger 02) Nolan E. Karras 03) David M. Liu, M.D.

The Board of Directors recommends you vote FOR the following proposal:
2.	Proposal to approve, on an advisory basis, the compensation of the Company's named executive officers.				For Against Abstain ☐ ☐ ☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:
3.	To recommend, on an advisory basis, the frequency of executive compensation votes during the next six years.				1 year 2 years 3 years Abstain ☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR the following proposal:
4.	Ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2017.				For Against Abstain ☐ ☐ ☐

NOTE: To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

MERIT MEDICAL SYSTEMS, INC.
Annual Meeting of Shareholders
May 24, 2017 3:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Fred P. Lampropoulos and Bernard J. Birkett and each of them, as proxies, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of the common stock of Merit Medical Systems, Inc., a Utah corporation (the “Company”), held of record by the undersigned on March 28, 2017 at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s corporate offices, 1600 West Merit Parkway,

South Jordan, Utah 84095, on Wednesday, May 24, 2017, at 3:00 p.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The undersigned shareholder may revoke this proxy at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date by mail, by voting via the Internet, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.
If no instructions are indicated in this Proxy Card for the applicable proposal, the shares of the undersigned will be voted: FOR the election of each of the three director nominees identified in this Proxy Statement; FOR the non-binding resolution to approve the compensation of the Company’s named executive officers; FOR ONE-YEAR INTERVALS with respect to the non-binding resolution to recommend the frequency of future non-binding votes of the Company’s shareholders regarding the compensation of the Company’s named executive officers; and FOR the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Continued and to be signed on reverse side.